UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )

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Filed by a Party other than the Registrant  ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to Rule 14a-12

PROGENICS PHARMACEUTICALS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 21, 2008

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Progenics Pharmaceuticals, Inc. to be held on June 2, 2008 at 10:00 a.m. local time at the Landmark at Eastview, Rockland Room, 777 Old Saw Mill River Road, Tarrytown, New York.

At this meeting, you will be asked to consider and vote upon the election of Progenics’ directors, the approval of amendments to Progenics’ 1998 Employee Stock Purchase Plan and Progenics’ 1998 Non-Qualified Employee Stock Purchase Plan and the ratification of the selection of PricewaterhouseCoopers LLP to serve as Progenics’ independent registered public accounting firm for the fiscal year ending December 31, 2008.

The Board of Directors appreciates and encourages stockholder participation in Progenics’ affairs and cordially invites you to attend the meeting in person.  It is important that your shares be represented.  Whether or not you decide to attend the meeting, we urge you to vote in accordance with the instructions provided with this Proxy Statement.  Even if you return a proxy card or vote via the Internet or by telephone, you may still attend the meeting and vote in person.

Thank you for your cooperation.

Very truly yours,

KURT W. BRINER
Co-Chairman of the Board of Directors

PAUL F. JACOBSON
Co-Chairman of the Board of Directors

777 Old Saw Mill River Road                               Tarrytown, New York 10591                                   914-789-2800                              www.progenics.com

________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held June 2, 2008
________________________________

    NOTICE IS HEREBY GIVEN THAT THE ANNUAL MEETING OF STOCKHOLDERS OF PROGENICS PHARMACEUTICALS, INC., A DELAWARE CORPORATION, WILL BE HELD AT THE LANDMARK AT EASTVIEW, ROCKLAND ROOM, 777 OLD SAW MILL RIVER ROAD, TARRYTOWN, NEW YORK, ON MONDAY, JUNE 2, 2008 AT 10:00 A.M. LOCAL TIME, FOR THE PURPOSES OF CONSIDERING AND VOTING UPON THE FOLLOWING MATTERS, EACH AS MORE FULLY DESCRIBED IN THE ATTACHED PROXY STATEMENT:

1.	The election of eight directors to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified.

2.
The approval of an amendment to our 1998 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder to 2,400,000 and the amendment to our 1998 Non-Qualified Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder to 600,000.

3.	The ratification of the selection of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

4.	The transaction of such other business as may properly come before the meeting and any adjournments thereof.

Only those stockholders of record at the close of business on April 4, 2008 will be entitled to receive notice of, and vote at, the meeting.  A list of stockholders entitled to vote at the meeting is open to examination by any stockholder at our principal offices, 777 Old Saw Mill River Road, Tarrytown, New York 10591.

Whether or not you plan to attend the annual meeting, please promptly vote your shares over the Internet or via the toll-free telephone number, as described in the enclosed materials.  If you received a copy of the proxy card by mail, please sign, date and return the proxy card in the envelope provided.  If you are present at the annual meeting and desire to vote in person, your vote by proxy will not be used.

The proxy is revocable by you at any time prior to its exercise, regardless of the manner used to transmit your voting instructions.  The prompt communication of your voting instructions by any of these designated methods will help us in preparing for the meeting, and your cooperation is greatly appreciated.

                                         By order of the Board of Directors

                                         ROBERT A. McKINNEY
                                         Chief Financial Officer
                                         Senior Vice President, Finance & Operations and Treasurer

Tarrytown, New York
April 21, 2008

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 2: AMENDMENT OF THE COMPANY’S 1998 EMPLOYEE STOCK PURCHASE PLAN AND 1998 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

EXECUTIVE OFFICERS OF THE COMPANY

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Summary Compensation Table
Grants of Plan-Based Awards For Fiscal Year 2007
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested in Fiscal Year 2007
Director Compensation in Fiscal Year 2007
Narrative for Director Compensation Table
Potential Payments Upon Termination or Change-in-Control
Narrative for Potential Payments Upon Termination or Change-in-Control Table

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

CORPORATE GOVERNANCE

COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

AUDIT COMMITTEE REPORT

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING AND COMPLIANCE

SALES OF STOCK BY INSIDERS

FORM 10-K

STOCKHOLDER PROPOSALS

HOUSEHOLDING

OTHER BUSINESS

PROXY CARD

PROGENICS PHARMACEUTICALS, INC.
777 Old Saw Mill River Road
Tarrytown, New York 10591

 April 21, 2008

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

This Proxy Statement is furnished to holders of Progenics Pharmaceuticals Inc.’s (the “Company,” “we,” “us” or “our”) common stock, par value $.0013 per share, in connection with the solicitation of proxies, in the accompanying form, by our Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Landmark at Eastview, Rockland Room, 777 Old Saw Mill River Road, Tarrytown, New York on Monday, June 2, 2008, at 10:00 a.m. local time, and at any and all adjournments of the Annual Meeting.  Stockholders may revoke the authority granted by their proxies at any time prior to their use by filing with our Corporate Secretary a written revocation or by submitting a new, proper proxy by telephone or using the Internet after the date of the proxy or by attending the meeting and voting in person.  Solicitation of proxies will be made chiefly through the mails, but additional solicitation may be made by telephone or telegram by our officers or regular employees.  We may also enlist the aid of brokerage houses or our transfer agent in soliciting proxies.  All solicitation expenses, including costs of preparing, assembling and mailing the proxy materials, will be borne by us.

As permitted by rules adopted by the U.S. Securities and Exchange Commission, we have elected to make our proxy materials available to our stockholders on the Internet, rather than mailing printed copies of these materials to each stockholder.  On or about April 21, 2008, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains instructions on how to access our proxy materials online or request a printed or e-mail copy of these materials.  If you would like to receive a printed or email copy of our proxy materials, please follow the instructions included in the Notice.  We are first making available the Notice, the proxy statement, the proxy card and a copy of our 2007 Annual Report on Form 10-K, to our stockholders on or about April 21, 2008 at www.proxyvote.com.  To view these documents, enter the 12-digit control number, which appears on the Notice.

Shares of common stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon.  It is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote all proxies received by them FOR the election of the eight director nominees named herein, FOR the approval and adoption of the amendment to the Company’s 1998 Employee Stock Purchase Plan, FOR the approval and adoption of the amendment to the Company’s 1998 Non-Qualified Employee Stock Purchase Plan, and FOR ratification of the selection of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

If a quorum is present at the meeting, those nominees receiving a plurality of the votes cast will be elected as directors.  A majority of the votes cast (excluding abstentions and broker non-votes) will be required for the approval of the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

VOTING

Only stockholders of record at the close of business on April 4, 2008 will be entitled to vote at the meeting or any and all adjournments thereof.  As of April 4, 2008, we had outstanding 29,908,992 shares of common stock, our only class of voting securities outstanding.  Each of our stockholders will be entitled to one vote for each share of our common stock registered in his or her name on the record date.  A majority of all shares of common stock outstanding constitutes a quorum and is required to be present in person or by proxy to conduct business at the meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

At the meeting, eight directors (constituting the entire Board) are to be elected to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified.  The proxies given pursuant to this solicitation will be voted in favor of the eight nominees listed below unless authority is withheld.  Should a nominee become unavailable to serve for any reason, the proxies will be voted for an alternative nominee to be determined by the persons named in the proxy.  The Board has no reason to believe that any nominee will be unavailable.  Proxies cannot be voted for a greater number of persons than the number of nominees named.  The election of directors requires a plurality vote of those shares voted at the meeting with respect to the election of directors.

Information Concerning Director Nominees

The persons nominated as our directors (all of whom are currently our directors), their respective ages, the year in which each first became our director and their principal occupations or employment during the past five years are as follows:

Name	Age	Year First Elected Director	Position with Company
Kurt W. Briner (2)	63	1998	Co-Chairman, Director
Paul F. Jacobson (1)(2)(3)	54	1990	Co-Chairman, Director
Paul J. Maddon, M.D., Ph.D.	48	1986	Chief Executive Officer, Chief Science Officer and Director
Charles A. Baker (1)(2)(3)	75	1994	Director
Mark F. Dalton (2)(3)	57	1990	Director
Stephen P. Goff, Ph.D. (2)	56	1993	Director
David A. Scheinberg, M.D., Ph.D.	52	1996	Director
Nicole S. Williams (1)	63	2007	Director
____________
(1)              Member of the Audit Committee.
(2)              Member of the Nominating and Corporate Governance Committee.
(3)              Member of the Compensation Committee.

Kurt W. Briner is the former President and Chief Executive Officer of Sanofi Pharma S.A. in Paris, France, a position he held from 1988 until his retirement in 2000, and he has nearly 34 years of experience in the pharmaceutical industry.  Mr. Briner is currently also a director of Novo Nordisk Danmark and Galenica S.A., each a European-based pharmaceutical company.  He attended Humanistisches Gymnasium in Basel and Ecole de Commerce in Basel and Lausanne.

Paul F. Jacobson has been the Chief Executive Officer of Diversified Natural Products Co., a privately held industrial biotechnology company, since 2003.  Mr. Jacobson has also been a general partner of Starting Point Venture Partners, a private investment fund, since 1999.  Previously, Mr. Jacobson was Managing Director of fixed income securities at Deutsche Bank from January 1996 to November 1997.  He was President of Jacobson Capital Partners from 1993 to 1996.  From 1986 to 1993, Mr. Jacobson was a partner at Goldman, Sachs & Co. where he was responsible for government securities trading activities.  Mr. Jacobson received a B.A. from Vanderbilt University and an M.B.A. from Washington University.

Paul J. Maddon, M.D., Ph.D. is our founder and has served in various capacities since our inception, including as our Chairman of the Board of Directors, Chief Executive Officer, President and Chief Science Officer.  From 1981 to 1988, Dr. Maddon performed research at the Howard Hughes Medical Institute at Columbia University in the laboratory of Dr. Richard Axel.  Dr. Maddon serves on several scientific review committees of the National Institutes of Health, on the board of directors of Epixis SA, a privately-held French biotechnology company, and on the Executive Committee of the Rockefeller University Council.  He received a B.A. in biochemistry and mathematics and a M.D. and a Ph.D. in biochemistry and molecular biophysics from Columbia University.

Charles A. Baker is a business advisor to biotechnology companies.  He is the former Chairman, President and Chief Executive Officer of The Liposome Company, Inc., a biotechnology company located in Princeton, New Jersey, a position he held from 1989 until the sale of the company in 2000.  Mr. Baker is currently a director of Regeneron Pharmaceuticals, Inc., a biotechnology company.  Mr. Baker has 45 years of pharmaceutical industry experience and has held senior management positions at Pfizer, Abbott Laboratories and Squibb Corporation.  Mr. Baker received a B.A. from Swarthmore College and a J.D. from Columbia University.

Mark F. Dalton has been the President and a director of Tudor Investment Corporation, an investment advisory company, and its affiliates since 1988 and has been the President and Vice Chairman of such companies since 2005.  From 1979 to 1988, he served in various senior management positions at Kidder, Peabody & Co. Incorporated, including Chief Financial Officer.  Mr. Dalton is currently a director of several private companies.  Mr. Dalton received a B.A. from Denison University and a J.D. from Vanderbilt University Law School.

Stephen P. Goff, Ph.D. has been a scientific advisor to us since 1988.  Dr. Goff has been the Higgins Professor in the Departments of Biochemistry and Microbiology at Columbia University since June 1990.  He received an A.B. in biophysics from Amherst College and a Ph.D. in biochemistry from Stanford University.  Dr. Goff performed post-doctoral research at the Massachusetts Institute of Technology in the laboratory of Dr. David Baltimore.

David A. Scheinberg, M.D., Ph.D. has been a scientific advisor to us since 1994.  Dr. Scheinberg has been associated with Sloan-Kettering since 1986, where he is the Vincent Astor Chair and Member, Leukemia Service; Chairman, Molecular Pharmacology and Chemistry Program; Chairman, Experimental Therapeutics Center; and Head, Laboratory of Hematopoietic Cancer Immunochemistry.  He also holds the positions of Professor of Medicine and of Pharmacology, Weill-Cornell Medical College.  He received a B.A. from Cornell University and a M.D. and a Ph.D. in pharmacology and experimental therapeutics from The Johns Hopkins University School of Medicine.

Nicole S. Williams, M.B.A. was elected to our Board in 2007.  Ms. Williams retired in June, 2006 as the Chief Financial Officer of Abraxis Bioscience Inc., a biopharmaceutical company, and President of Abraxis Pharmaceutical Products, a division of Abraxis Bioscience Inc., positions she assumed upon the merger of American Pharmaceutical Partners, Inc. and American Bioscience Inc. in April, 2006.  From 2002 to 2006, Ms. Williams was the Executive Vice President and Chief Financial Officer of American Pharmaceutical Partners and in December, 2005 assumed additional responsibilities as President of American Pharmaceutical Partners.  Ms. Williams is the President of the Nicklin Capital Group, Inc. a firm she founded in 1999 to invest in and provide consulting to early stage technology companies in the Midwest.  She is currently a director of Orchid Cellmark, Inc., a leading DNA identity testing service company.  Ms. Williams received her Demi-License en Science Politique from the University of Geneva, Switzerland, her License en Science Politique from the Graduate Institute of International Affairs, University of Geneva, Switzerland and her M.B.A. from the Graduate School of Business, University of Chicago.

VOTING

Those nominees receiving a plurality of the votes cast will be elected directors.  Abstentions and broker non-votes will not affect the outcome of the election.

Our Board of Directors deems the election of the eight nominees listed above as directors to be in our and our stockholders’ best interests and recommends a vote “FOR” their election.

PROPOSAL 2:
AMENDMENT OF THE COMPANY’S 1998 EMPLOYEE STOCK PURCHASE PLAN AND
1998 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

Our Board believes that it is in our best interest to encourage our employees to acquire an equity interest in our success by making shares of common stock available for purchase by all employees on favorable terms.  Accordingly, our Employee Stock Purchase Plan (the “ESPP”) and Non-Qualified Employee Stock Purchase Plan (the “Non-Qualified ESPP”) (collectively, the “Plans”) were initially adopted in 1998 and authorized the sale to employees of up to an aggregate of 150,000 and 50,000 shares of common stock, respectively, issued under the Plans.  In 2002 and 2003, our stockholders subsequently approved increases in the number of shares available under the ESPP to 400,000 shares and 1.0 million shares, respectively, and increases in the number of shares available under the Non-Qualified ESPP to 75,000 shares and 300,000 shares, respectively.  In 2007, our stockholders approved amendments to increase the aggregate number of shares of common stock available for sale to our employees to 1,600,000 shares for the ESPP and to 500,000 shares for the Non-Qualified ESPP.

As of December 31, 2007, we had issued, and employees had purchased, 1,126,435 shares of the shares authorized under the ESPP and 178,760 shares of the shares authorized under the Non-Qualified ESPP.  Given the current level of employee participation in the Plans, the current rate at which shares are being acquired by our employees and the expected near-term exhaustion of the shares authorized for issuance under the Plans, our Board has determined that additional shares of our common stock should be made available under the Plans.  The Board has unanimously approved, subject to stockholder approval, amendments to the Plans to increase the aggregate number of shares of common stock available for sale to employees thereunder to 2,400,000 shares for the ESPP and to 600,000 shares for the Non-Qualified ESPP.

If our stockholders approve these amendments, additional shares will be available for purchase by eligible employees under the Plans.  If the amendments to the Plans are not approved by our stockholders, we will need to reconsider how we will encourage our employees to acquire an equity interest in our success.

Summary of the Plans

A summary of the principal features of the Plans as they are proposed to be amended is provided below.

Purpose

The purpose of the Plans is to aid us in attracting, compensating and retaining well-qualified employees by providing them with an equity interest in our success.

Eligible Employees

All of our employees, including executive officers, but excluding our CEO, are eligible to participate in the Plans provided that any employee holding a beneficial interest in more than 5% of common stock is not eligible to participate in the Plans.  At March 31, 2007, 238 of our employees were eligible to participate in the Plans.

Options under the Plans

                The Plans provide for the grant on a quarterly basis of options to purchase common stock with up to 25% of each employee’s total compensation (as defined in the Plans) during such quarter, as such percentage may be determined by our Board.  Each option will expire six months after the date of grant and must be exercised during the three-month period prior to the date of expiration, on such date or dates specified by our Board prior to the date of grant, provided, with respect to the Non-Qualified ESPP, that the participant remains employed by the Company on such date(s) of exercise (except upon death). Payment for the shares upon exercise will be in cash or, at the discretion of the Compensation Committee of the Board, in shares of common stock.  We do not withhold any amount from any employee’s compensation in order to exercise any option under the Plans.

The ESPP provides that the fair market value of the option shares subject to a grant on the first day of the quarter may not exceed $6,250.  In the event any employee’s total compensation is such that the applicable percentage thereof determined by our Board results in option shares having greater than a $6,250 fair market value, such excess will be granted from the Non-Qualified ESPP.

Upon a “change of control” (as defined in the Plans) of the Company, all outstanding options under the Plans shall immediately become fully exercisable and all rights of the participants shall become nonforfeitable.

Administration

The Compensation Committee of our Board administers the Plans.  To the extent not otherwise inconsistent with the Plans, the Compensation Committee has the authority and discretion to amend the terms of future grants under the Plans and to terminate further grants under the Plans.

Maximum Shares to be Awarded

The number of shares of the common stock with respect to which options may be granted under the ESPP may not exceed 2,400,000 in the aggregate (subject to anti-dilution adjustments).  The number of shares of the common stock with respect to which options may be granted under the Non-Qualified ESPP may not exceed 600,000 in the aggregate (subject to anti-dilution adjustments).  Such shares may be either authorized but unissued shares or treasury shares.  Any shares subject to options granted under the Plans that have been terminated or expired by their terms shall thereafter be available for further grants under the respective Plans.

Exercise Price of Options

The price at which employees may exercise options will be the lesser of (i) 100% of the fair market value of the common stock on the first day of each fiscal quarter or (ii) 85% of the fair market value of the common stock on the date of exercise.

Restrictions on Transfer

Options under the Plans may not be transferred by an employee other than by will or by the laws of descent and distribution and may be exercised during the employee’s lifetime only by the employee.

Federal Income Tax Consequences

The ESPP is intended to comply with the requirements of Section 423 of the Internal Revenue Code of 1986, as amended.  As such, neither the grant of options under the ESPP nor the exercise of the options by employees will have any federal income tax consequences to either us or the employee.  Employees will recognize income upon the sale of the shares acquired upon the exercise of options under the ESPP, with the gain being subject to tax at ordinary income tax rates or at capital gains rates, depending upon the amount of gain realized and the holding period of the shares.  We generally will not be entitled to a tax deduction for the income recognized by employees under the ESPP, except for certain amounts upon a “disqualifying disposition” of shares by employees within the two-year holding period following the date of grant.

Under the Non-Qualified ESPP, the grant of options will have no federal income tax consequences to either us or the employee receiving the grant.  The exercise of the options granted under the Non-Qualified ESPP, however, will result in taxable income to the employee in an amount equal to the difference between the purchase price and the fair market value on the date of exercise and will generally result in a corresponding deduction from taxable income for us.

Amendment

Our Board may at any time amend the Plans, provided that no such amendment shall be made without the approval of our stockholders to the extent approval is required by applicable laws, rules or regulations.

Grant Information

Under the Plans, employees are entitled to apply up to 25% of their gross pay to the purchase of common stock, with a limit of $25,000 per year under the ESPP and any remainder under the Non-Qualified ESPP.  The table below sets forth certain information as to grants made under the ESPP and the Non-Qualified ESPP during the fiscal year ended December 31, 2007.  The table below sets forth information regarding award grants, all of which were in the form of stock option grants, made under the Plans:

	Share Value of Grants
Name and Position	ESPP (1)	Non-Qualified ESPP (1)	Number of Shares
Paul J. Maddon, M.D., Ph.D.	—	$16,729	704
Chief Executive Officer, Chief Science Officer and Director (2)
Robert A. McKinney, CPA	$ 4,831	$7,263	518
Chief Financial Officer, Senior Vice President Finance & Operations and Treasurer
Mark R. Baker, J.D.	$ 4,831	$11,442	703
Senior Vice President & General Counsel
Thomas A. Boyd, Ph.D.	$ 4,831	$11,176	679
Senior Vice President, Product Development
Alton B. Kremer, M.D., Ph.D.	$ 4,831	$13,818	790
Vice President, Clinical Research
All current executive officers as a group	$28,985	$75, 791	4,463
All current directors who are not executive officers as a group (3)	—	—
All employees, including all current officers who are not executive officers, as a group	$4,069,064	$992,619	219,877

(1)	The price range for the ESPP was $16.27 to $23.46 and the price range for the Non-Qualified ESPP was $17.80 to $23.46.

(2)	As the holder of a beneficial interest in more than 5% of common stock, Dr. Maddon is not eligible for an option grant under the ESPP.

(3)	Directors of the Company who are not also employees of the Company are not eligible to participate in the Plans.

Voting

Under applicable rules of the Nasdaq Stock Market, the amendment of the Plans must be approved by the affirmative vote of the holders of a majority of the shares of common stock present, or represented, and entitled to vote at the meeting.  Abstentions from voting on this proposal will have the effect of a “no” vote.  Broker non-votes are not considered shares present, are not entitled to vote and therefore will not affect the outcome of the vote on this proposal.

Our Board of Directors deems the adoption of the amendment of our 1998 Employee Stock Purchase Plan and of our 1998 Non-Qualified Employee Stock Purchase Plan to be in our and our stockholders’ best interest and recommends that holders of common stock vote FOR Proposal 2.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2007, certain information related to our equity compensation plans.

Category	(a) Number of shares to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of shares remaining available for future issuance (excluding securities reflected in 1st column)

Equity compensation plans approved by stockholders	4,577,150	(1)	$18.62	2,591,047	(2)
Equity compensation plans not approved by stockholders (3)	131,218		1.44	—

Total	4,708,368		$18.14	2,591,047

(1)	Does not include options issued under the ESPP or the Non-Qualified ESPP.

(2)	Includes 473,565 shares available for issuance under the ESPP and 321,240 shares available for issuance under the Non-Qualified ESPP.

(3)	Consists only of our 1989 Non-Qualified Stock Option Plan (See the Notes to the Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007).

PROPOSAL 3: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board (the “Audit Committee”) has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2008.  PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1994.

A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting with the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.  Although it is not required to do so, the Audit Committee is submitting the selection of our independent registered public accounting firm for ratification at the meeting.  If this selection is not ratified, the Audit Committee will reconsider its choice.

Fees Billed for Services Rendered by our Independent Registered Public Accounting Firm

The following table discloses the fees that PricewaterhouseCoopers LLP billed or are expected to bill for professional services rendered to us for each of the last two fiscal years:

Type of Fee	2007	2006
Audit Fees (1)	$592,526	$656,447
Audit Related Fees (2)	-	39,000
Tax Fees (3)	59,500	144,000
All Other Fees (4)	1,611	1,611

(1)
Consisted of fees billed or expected to be billed by PricewaterhouseCoopers LLP in connection with (i) the audit of our annual financial statements, including attestation services required under section 404 of the Sarbanes-Oxley Act of 2002, and reviews of our quarterly interim financial statements, totaling $535,026 in 2007 and $646,447 in 2006; (ii) the filing of registration statements with the Securities and Exchange Commission, totaling $57,500 in 2007 and $10,000 in 2006.

(2)
Consisted of fees billed or expected to be billed by PricewaterhouseCoopers LLP for accounting advice, including consultations concerning financial accounting and reporting matters, totaling $39,000 in 2006.

(3)
Consisted of fees billed or expected to be billed by PricewaterhouseCoopers LLP for tax-related services, including tax return preparation and advice.  Fees billed or expected to be billed by PricewaterhouseCoopers LLP for (i) tax return preparation and other tax-related services totaling $59,500 in 2007 and $30,000 in 2006; (ii) tax return preparation for PSMA Development Company LLC total expense to us of $14,000 in 2006, and (iii) tax advice and consultation, regarding Internal Revenue Code section 382 analysis of $50,000 in 2006 and $27,500 in 2007, and tax planning totaling $50,000 in 2006 and $32,500 in 2007.  PricewaterhouseCoopers LLP has not yet completed its work on our tax returns for the fiscal year ended December 31, 2007.

(4)	Consisted of fees to PricewaterhouseCoopers LLP for a proprietary internet-based subscription service.

Pre-approval of Audit and Non-Audit Services by the Audit Committee

As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the independent registered public accounting firm’s independence.  Around April of every year, the Audit Committee will review a schedule, prepared by the independent registered public accounting firm, of certain types of services, and projected fees, to be provided for that year.  The Audit Committee will review the schedule and provide general pre-approval of those types of services.  The fee amounts will be updated to the extent necessary at each of the other regularly scheduled meetings of the Audit Committee.  If a type of service to be provided by the independent registered public accounting firm has not received general pre-approval during this annual process, it will require specific pre-approval by the Audit Committee.

The Audit Committee may delegate either general or specific pre-approval authority to its chairperson or any other member or members.  The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next meeting.  The Audit Committee approved all services listed above (See- “Fees Billed for Services Rendered by our Independent Registered Public Accounting Firm”) and did not utilize the de minimus exception to the pre-approval requirements to approve any services provided by PricewaterhouseCoopers LLP during fiscal years 2006 or 2007.

VOTING

A majority of the votes cast (excluding abstentions and broker non-votes) at the meeting in person or by proxy is necessary for ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Our Board of Directors deems the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm to be in our and our stockholders’ best interests and recommends that holders of common stock vote FOR Proposal 3.

EXECUTIVE OFFICERS OF THE COMPANY

The names, positions, ages, and background of our executive officers and other key employees are set forth below.  There are no family relationships between any of our directors and executive officers.  None of the corporations or other organizations referred to below with which an executive officer has previously been employed or otherwise associated with, is a parent, subsidiary or affiliate of the Company.

Name	Age	Position
Paul J. Maddon, M.D., Ph.D.	48	Chief Executive Officer, Chief Science Officer and Director
Robert A. McKinney, CPA	51	Chief Financial Officer, Senior Vice President, Finance & Operations and Treasurer
Mark R. Baker, J.D.	53	Senior Vice President & General Counsel and Secretary
Thomas A. Boyd, Ph.D.	56	Senior Vice President, Product Development
Robert J. Israel, M.D.	51	Senior Vice President, Medical Affairs
Alton B. Kremer, M.D., Ph.D.	55	Senior Vice President, Clinical Research
Walter M. Capone, M.B.A.	43	Vice President, Commercial Development and Operations
Richard W. Krawiec, Ph.D.	60	Vice President, Corporate Affairs
William C. Olson, Ph.D.	45	Vice President, Research & Development
Benedict Osorio, M.B.A.	51	Vice President, Quality
Nitya G. Ray, Ph.D.	55	Vice President, Manufacturing

Paul J. Maddon, M.D., Ph.D. is our founder and has served in various capacities since our inception, including as our Chairman of the Board of Directors, Chief Executive Officer, President and Chief Science Officer.  From 1981 to 1988, Dr. Maddon performed research at the Howard Hughes Medical Institute at Columbia University in the laboratory of Dr. Richard Axel.  Dr. Maddon serves on several scientific review committees of the National Institutes of Health, on the board of directors of Epixis SA, a privately-held French biotechnology company, and on the Executive Committee of the Rockefeller University Council.  He received a B.A. in biochemistry and mathematics and an M.D. and a Ph.D. in biochemistry and molecular biophysics from Columbia University.

Robert A. McKinney, CPA became our Chief Financial Officer on March 10, 2005.  Mr. McKinney has served as our Vice President, Finance & Operations and Treasurer from January 1993 and became our Senior Vice President, Finance & Operations in February 2006.  Mr. McKinney joined us in 1992 as Director, Finance & Operations and Treasurer.  From 1991 to 1992, he was Corporate Controller at VIMRx Pharmaceuticals, Inc., a biotechnology research company.  From 1990 to 1992, Mr. McKinney was Manager, General Accounting at Micrognosis, Inc., a software integration company.  From 1985 to 1990, he was an audit supervisor at Coopers & Lybrand LLP, an international accounting firm.  Mr. McKinney studied finance at the University of Michigan, received a B.B.A. in accounting from Western Connecticut State University, and is a Certified Public Accountant.

Mark R. Baker, J.D. joined the Company on June 20, 2005 as Senior Vice President & General Counsel and Secretary.  Prior to joining the Company Mr. Baker was Chief Business Officer, Secretary and a director of New York Trans Harbor LLC, a privately-held ferry operation in New York City operating under the name New York Water Taxi, from January 2003 to June 2005 and Executive Vice President, Chief Legal Officer and Secretary of ContiGroup Companies, Inc. (formerly Continental Grain Company) a privately-held international agri-business and financial concern from September 1997 to August 2001.  Mr. Baker began his career in 1979 as a corporate lawyer with the law firm Dewey Ballantine in New York, where he was a partner and Co-Chairman of the Capital Markets Group, among other positions, serving through August 1997.  Mr. Baker was awarded an A.B. degree from Columbia College and a J.D. from the Columbia University School of Law.

Thomas A. Boyd, Ph.D. joined us in January 2000 as Senior Director, Project Management and became Vice President, Preclinical Development and Project Management in January 2002 and Senior Vice President, Product Development in June 2005.  From 1996 through 2000, Dr. Boyd was Associate Director, R & D Project Management at Boehringer Ingelheim Pharmaceuticals, Inc. and held various positions with Wyeth-Ayerst Research and Alteon, Inc. prior thereto.  He received his Ph.D. from Brown University in physiology and biophysics and an A.B. degree from the College of Arts and Sciences, Cornell University.

Robert J. Israel, M.D. joined us as Vice President, Medical Affairs in October 1994 and was promoted to Senior Vice President, Medical Affairs in 2002.  From 1991 to 1994, Dr. Israel was Director, Clinical Research-Oncology and Immunohematology at Sandoz Pharmaceuticals Corporation.  From 1988 to 1991, he was Associate Director, Oncology Clinical Research at Schering-Plough Corporation.  Dr.  Israel is a licensed physician and is board certified in both internal medicine and medical oncology.  He received a B.A. in physics from Rutgers University and an M.D. from the University of Pennsylvania and completed an oncology fellowship at Sloan-Kettering.  Dr.  Israel has been a consultant to the Solid Tumor Service at Sloan-Kettering.

Alton B. Kremer, M.D., Ph.D. joined us in October 2004 as Vice President, Clinical Research and became Senior Vice President, Clinical Research in July, 2007.  From 2000 until joining us in 2004, Dr. Kremer served as Executive Medical Director and directed opioid clinical research programs at Purdue Pharma.  From 1994 to 2000, Dr. Kremer was at Janssen Pharmaceutica of the Johnson & Johnson family of companies, where he held several positions, the most recent of which was Senior Director, Clinical Research.  Previously, Dr. Kremer held positions with Applied Immune Sciences and G.D. Searle & Co.  He earned his M.D. and Ph.D. in Biochemistry at Case Western Reserve University and holds a B.A. degree in Biology and Chemistry from Wesleyan University.

Walter M. Capone, M.B.A. joined us in January 2007 as Vice President, Commercial Development and Operations.  Prior to joining us, Mr. Capone worked for Trimeris, Inc., where he served as Senior Vice President of Commercial Operations from September 2006 until January 2007 and Vice President of Commercial Operations from July 2002 until August 2006, managing the FUZEON® and the fusion inhibitor commercial collaboration with Hoffmann LaRoche.  He has 18 years of U.S. and international commercial leadership experience within the pharmaceutical and biotechnology industries.  His previous positions include Vice President of Commercial Operations and CFO for TherapyEdge, Inc., Vice President of Marketing and Product Development at Triangle Pharmaceuticals, Inc., and Director, Infectious Diseases and Immunology at Bristol Myers-Squibb.  Mr. Capone also held marketing and sales management positions in the U.S. and The Netherlands for Lederle Pharmaceuticals, now part of Wyeth.  He earned his MBA in Finance and International Business from Columbia University School of Business, and an undergraduate degree in International Relations from Brown University in Providence, Rhode Island.

Richard W. Krawiec, Ph.D. joined us in February 2001 as Vice President, Investor Relations and Corporate Communications and became Vice President, Corporate Affairs in February 2006.  Prior to joining us, Dr. Krawiec served as Vice President of Investor Relations and Corporate Communications of Cytogen Corporation from 2000 to 2001.  Prior to Cytogen, Dr. Krawiec headed the investor relations departments at La Jolla Pharmaceuticals, Inc., Amylin Pharmaceuticals, Inc. and IDEC Pharmaceuticals, Inc.  Previously, Dr. Krawiec was the founder and Editor-In-Chief of Biotechnology Week magazine and the Managing Editor and founder of Biotechnology Newswatch.  Dr. Krawiec received a B.S. in Biology from Boston University and a Ph.D. in Biological Sciences from the University of Rhode Island.

William C. Olson, Ph.D. joined us in May 1994 serving in various roles of increasing responsibility and became Vice President, Research and Development in January 2001.  From 1989 to 1992, Dr.Olson served as a Research Scientist at Johnson & Johnson, and from 1992 until 1994 he was a Development Scientist at MicroGeneSys, Inc., a biotechnology company.  Dr. Olson has served on scientific review committees of the National Institutes of Health and has co-authored more than forty articles which have been published in peer-reviewed scientific journals.  Dr.  Olson received a Ph.D. from the Massachusetts Institute of Technology and a B.S. from the University of North Dakota.  Both degrees were awarded in the field of chemical engineering.

Benedict Osorio, M.B.A. joined us in July 2005 as Vice President, Quality.  He has over 27 years of experience in pharmaceutical quality control and quality assurance.  Prior to joining us, Mr. Osorio served as Senior Director, GMP (Good Manufacturing Practices) Compliance at Forest Laboratories from 2003 to 2005, and as a Director, Compliance Assessment from 2001 to 2003.  From 1984 to 2001, Mr. Osorio held positions of increasing responsibility with The PF Laboratories (a subsidiary of Purdue Pharma), most recently as Executive Director, Quality Assurance.  From 1979 to 1984, he was an analytical chemist with Berlex Laboratories.  He earned both an M.B.A. and a Masters of Science in Chemistry from Seton Hall University and a Bachelor of Science in Forensic Science from John Jay College of Criminal Justice.  Mr. Osorio is also a Certified Quality Engineer and Quality Auditor recognized by the American Society for Quality.

Nitya G. Ray, Ph.D. joined us in February 2001 as Senior Director, Manufacturing and became Vice President, Manufacturing in March 2004.  Prior to joining Progenics, Dr.  Ray served as Director of Bioprocess Development at Ortec International from 1997 to 2001.  From 1993 to 1997, Dr. Ray held positions of increasing responsibility at Hoffmann-La Roche in the areas of GMP Manufacturing and Process Development, most recently as Research Leader, Biopharmaceuticals.  From 1985 to 1993 he held positions of increasing responsibility at Verax Corporation where he developed process technology for biopharmaceutical manufacturing.  Dr. Ray received a M.S. and Ph.D. in Chemical & Biochemical Engineering from Rutgers University and a B.S. in Chemical Engineering from Jadavpur University, India.

Scientific Advisors

An important component of our scientific strategy is our collaborative relationship with leading researchers in cancer and virology. These scientific advisors attend periodic meetings and provide us with specific expertise in both research and clinical development. All of our scientific advisors are employed by employers other than us and may have commitments to or consulting or advisory agreements with other entities that may limit their availability to us. These entities may also compete with us. Certain of our scientific advisors have, from time to time, devoted significant time and energy to our affairs. However, no scientific advisor is regularly expected to devote more than a small portion of time to us. We have consulting agreements with two scientific advisors, Stephen P. Goff, Ph.D. and David A. Scheinberg, M.D., Ph.D, who are also members of our Board.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

We are a biotechnology company engaged in drug development.  We have not yet generated any significant revenues.  We compete with biopharmaceutical companies of all sizes to attract employees with the skills and expertise necessary to develop drugs and achieve our objectives.  Since the funds we can use for compensation are, of necessity, limited, we have worked to develop a compensation program that will allow us to attract and retain talented individuals with the essential experience and skills we need at the executive level.  We have done this through a program which combines base salary with bonus compensation and long-term incentives in the form of stock options and restricted stock.  We strive to conserve cash resources by not setting base salaries or total cash compensation at a higher percentile of market compensation data and, instead, providing  meaningful long-term equity opportunity.

This Compensation Discussion & Analysis (“CD&A”) outlines, among other things, our compensation philosophy, objectives and processes as they relate to Paul J. Maddon, our Chief Executive Officer (“CEO”), Robert A. McKinney, our Chief Financial Officer (“CFO”) and our three other most highly compensated executives in 2007 (together with the CEO and CFO, the “Named Executive Officers,” the “Named Executives” or the “NEOs”).

Compensation Objectives

We seek to achieve the following broad goals in our executive compensation programs and in the decisions we make regarding individual compensation.

•	Attract and retain those executives critical to our overall success;

•	Reward executives for their contributions to the achievement of our strategic goals which we believe will enhance stockholder value;

•	Maintain and continue to foster a company culture of ownership, creativity and innovation; and

•	Motivate our NEOs to achieve the critical financial, product and development milestones (both long- and short-term) set by management and the Board.

General Compensation Process

The Compensation Committee (the “Compensation Committee” or the “Committee”) of our Board is responsible for determining compensation (both the elements and levels) for our NEOs.  In doing so, the Committee reviews our corporate performance against financial and corporate achievement measures, assesses the performance of the individuals and evaluates the recommendations of the CEO regarding compensation for our other NEOs.

In order to evaluate our NEO’s performance and our corporate performance, our CEO, is invited to present his oral performance appraisals of his direct reports to the Committee.  Our CEO also shares his views of corporate and divisional performance with the Committee.  Our CEO then makes recommendations with regard to the fiscal year base salary adjustments for each executive for approval by the Committee.  At this meeting, our CEO also makes recommendation for bonuses to be paid to the executives for the prior year’s performance.  In March 2007, the Committee made decisions regarding the fiscal year 2007 salaries for our NEOs and the bonuses to be paid in 2007 for fiscal year 2006 performance.  In March of 2008, the Committee decided on base salaries for fiscal year 2008 and bonuses for fiscal year 2007 performance.

Our CEO’s performance is also reviewed at the beginning of the year by the Committee in conjunction with setting his target compensation for the upcoming year.  Salary, bonus and long-term equity compensation for fiscal year 2007 was paid to our CEO in accordance with an employment agreement he entered into with us on December 31, 2003.  We entered into a new employment agreement with our CEO effective July 1, 2007.

Similar to the process for other NEOs, our CEO is invited at the beginning of each year to meet with the Committee in order to present and discuss his performance and target compensation.  Our CEO’s bonus for the prior year and base salary for the upcoming year is then considered and voted upon with our CEO absent from the discussion and vote.

In determining our CEO’s and NEOs’ compensation, the Committee also confers with its compensation consultant, Pearl Meyer & Partners (the “Consultant”), about the competitive market for comparable executives and the proposed elements and amounts of compensation for each executive.  The Consultant provides a report to the Committee and our CEO outlining competitive market compensation data for consideration when determining the different levels and mix of compensation.  The primary data sources utilized for NEO comparisons is the compensation information publicly disclosed by two peer groups of companies (the “Peer Groups”).  Peer Group 1 is comprised of companies within our biotechnology industry selected by the Committee with the assistance of the Consultant that are similar to us in size, stature and state of development.  Peer Group 2 is selected by the Committee and is comprised of companies with higher revenues that compete in our industry.  The companies included in the Peer Groups are reviewed periodically by the Committee with the assistance of the Consultant to ensure that the companies remain relevant and meaningful comparators.  The Peer Groups used to set compensation for our CEO and other NEOs for the 2007 fiscal year consisted of the following companies:

Peer Group 1

Adolor Corporation	BioMarin Pharmaceutical Inc.
Cell Therapeutics, Inc.	CV Therapeutics, Inc.
Cytokinetics, Inc.	Dendreon Corporation
Immunomedics, Inc.	Indevus Pharmaceuticals, Inc.
Medarex, Inc.	Regeneron Pharmaceuticals, Inc.
SuperGen, Inc.	Theravance, Inc.
Vical Inccorporated	Trimeris, Inc.

Peer Group 2

Alexion Pharmaceuticals, Inc.	Myriad Genetics, Inc.
Exelixis Inc.	Neurocrine Biosciences, Inc.
Human Genome Sciences, Inc.	Nuvelo, Inc.
Idenix Pharmaceuticals, Inc.	Regeneron Pharmaceuticals, Inc.
Intermune, Inc.	Telik, Inc.
Medarex, Inc.	Theravance, Inc.

The Peer Group data are supplemented with published executive compensation surveys, which provide position-based compensation levels.  The survey data that are utilized are made up of biotechnology companies of similar size and scope to us.

The Committee, after review and discussion with our CEO of the market data and his recommendations, either approves the recommendations or asks our CEO and/or the Consultant to provide additional analysis or an alternative recommendation.  Once the Committee is satisfied with the information provided, it makes decisions by vote of the majority of the Committee.  Our CEO does not have a vote on the compensation decisions, but is present for discussion of our other NEOs compensation.  Our CEO does not have a vote, nor is he present for decisions regarding his own compensation.

Decisions with regard to the actual amount or value of total compensation or specific elements of compensation granted to each of our NEOs are based on a number of factors in addition to the market data.  These factors include objective compensation data provided by the Consultant representing pay levels in the marketplace, pay levels of our other executives at a similar level, the individual’s corporate roles and responsibilities, the individual’s particular experience and expertise, the performance of the individual, the individual’s specific duties, the scope of his or her position and department(s) or group(s), our corporate financial performance and the progress of our research and development programs during the year. In determining a compensation package for each of our NEOs, the Committee looks at all of the forms of compensation and benefits received by the executive in the aggregate, not merely the individual elements separately, seeking to achieve a balanced program that is well-suited to each of our NEOs individually and as a group.

The Committee uses a similar process at mid-year to determine the long-term incentive elements of the compensation program for our NEOs paid in the form of stock options and restricted stock.  The Committee considers our CEO’s recommendation for long-term incentive awards to the other NEOs, and the Committee acts upon its own determination of the appropriate long-term incentive award for our CEO.

The amount and mix of compensation is determined within the context of both objective data from our competitive assessment of compensation and the subjective factors outlined above.  We believe that each of our NEO’s compensation package is generally within the competitive range of practices when compared to objective comparative data even where subjective factors have influenced our compensation decision.

With regard to the work of the Consultant, the Committee retains the Consultant directly, although in carrying out assignments, the Consultant interacts directly with our management when necessary and appropriate.  In addition, in its discretion, the Consultant may seek input and feedback from our executives, typically our CFO, regarding its work product prior to presentation to the Committee in order to confirm alignment with our business strategy and to obtain data or information necessary for the Consultant’s work.  The Consultant provides the Committee with a compensation report annually that is updated by the Consultant as the Committee considers appropriate (the “Compensation Report”).  During the 2007 fiscal year, the Committee used the Compensation Report as a tool in its work in setting salary, bonus and equity compensation for the Company’s NEOs and other employees.

Elements of Compensation

We utilize a compensation strategy in line with that of other companies within the biotechnology industry.  This compensation strategy includes the following components:

•	base salary;

•	annual bonus;

•	long-term incentives; and

•	retirement and severance benefits.

These elements of pay are designed to reward: (i) the level of effort and competence demonstrated by each executive relevant to his or her duties and responsibilities (base salary), (ii) decision-making that supports our annual financial and product goals (annual bonus), and (iii) a focus on building shareholder value over the long-term by making decisions that will not sacrifice our long-term prospects for a particular short-term achievement or goal (long-term incentives).

Base Salary

Base salary levels take into account an individual’s role and responsibilities, experience, expertise, individual performance and tenure.  The amount of base salary is typically at or slightly below the median industry compensation level for the position as shown by appropriate market data provided by the Consultant.

Although no formal policy exists regarding the positioning of base salaries with regard to the external market data, salaries are generally near the median of the market data.  This is due to our need to conserve cash which may be better allocated to other business purposes.

Annual Bonus

We do not have a formal annual bonus plan for our NEOs, although business goals, such as product development, collaboration development, clinical trial progress and budgetary controls are set by management at the beginning of each year and communicated to each NEO.  Within the context and framework of the established goals, annual bonuses are paid to our NEOs on a discretionary basis after our CEO (excluding discussion of his bonus compensation) and the Committee have assessed our corporate financial position at year end as well as corporate and individual performance for the fiscal year against those goals and competitive market data outlined above.  Individual performance as well as the performance of the team managed by each NEO is also taken into consideration in determining each NEO’s annual bonus.

Historically, the Committee has paid the annual bonus on a discretionary basis because we have been in the drug development stage, without significant revenues or profits.  The Committee has not felt it appropriate to commit to have specific bonus award targets and performance levels set at the beginning of the year because at that time our financial condition at year end is unclear and may not be sufficient to allow payment of those pre-determined targets.  We do not know when this policy will change, but the Committee will consider implementing a formal bonus program if the need arises.

Payouts for the 2007 fiscal year are shown in the Summary Compensation Table and reflect the significant progress that we, in collaboration with Wyeth, made toward filing a New Drug Application with the U.S. Food and Drug Administration for our drug methylnaltrexone; a major milestone toward its eventual commercial launch.  Progress was also made on several other research and development programs relating to other drug candidates.

In March 2008, our CEO told the Committee that he would prefer that the Committee award no bonus to him in light of his disappointment with the recent performance of our Company’s stock price. The Committee concluded, in deference to Dr. Maddon’s view, that it would award no bonus to Dr. Maddon with respect to 2007 and also determined that the Company will not set aside funds for any future payment to the CEO.

Long-Term Incentives

Long-term incentives include both non-qualified stock options and restricted stock awards.  During 2007, these awards were made to NEOs from our 2005 Stock Incentive Plan, as amended,  the terms of which are described in our Annual Report on Form 10-K for the year ended December 31, 2007.  The exercise price of stock options granted was equal to the closing price of our common stock on the date of grant, as determined by the Committee.  Both stock options and restricted stock granted to our NEOs generally vest over a four-year period from the date of grant, except for awards made to newly-hired NEOs, which vest over a five-year period, as long as the NEO is employed by us.

Although our long-term incentive grants have typically been time-vested instruments, our CEO has been granted 515,500 performance-based stock options between 2002 and 2007.  The performance-based stock options were used by the Committee to more closely align the compensation of our CEO to the business goals established by the Committee and the Board.  Vesting of a percentage of each performance-based award occurs as each defined performance condition for that award is achieved.  The performance conditions for our CEO’s awards include regulatory approval for marketing of some of our product candidates; signing of corporate partnerships for some of our product candidates; raising capital through the issuance of new securities; initiation of certain clinical trials for some of our products and approval of government grants and contracts to fund our research and development programs.  The percentages of the award that vest if every performance condition is achieved total to more than 100% of the award, recognizing that we are pursuing multiple goals and that not every performance condition must be achieved in order for our CEO’s performance to be considered of a level sufficient to justify the full vesting of the award.  Even if the percentage of the award that vests for the performance conditions actually achieved exceeds 100%, our CEO is entitled to only 100% of the award.  In the event that the defined portions of the award that vest for each performance condition total to less than 100%, the award will nonetheless vest completely, or “cliff vest”, if our CEO is still employed by the Company on the date that is 9 years and 11 months from the date of the award.  As of the end of fiscal year 2007, 335,000 performance-based options have vested due to the achievement of the performance milestones.  The remaining 180,500 performance-based options may vest upon the achievement of milestones in the future.

The long-term incentive awards granted to our NEOs during 2007 and in prior years that were outstanding at December 31, 2007 are presented in the Grants of Plan-Based Awards for Fiscal Year 2007 and Outstanding Equity Awards at Fiscal Year End tables, below.

While in prior years our long-term incentives consisted principally of stock options, commencing in 2004 we issued restricted stock awards to our NEOs and other employees, rather than increase the number of stock options granted in order to help reduce our overall equity dilution by decreasing the number of stock options issued.  Stock options require the use of more shares to provide equal compensation value and increase the “overhang” on our stock; that is the potential number of shares of common stock to be exercised under stock incentives.

The mix of pay for our NEOs is more heavily weighted toward equity than cash.  The Committee believes that it is important to have equity constitute a substantial portion of executive compensation because it aligns the interests of the NEOs with those of the shareholders, promotes the long-term focus required for success in the biotechnology industry despite the volatility, uncertainty and potential set-backs involved in the discovery and development of pharmaceutical products and helps us retain key individuals.  Our strategy also allows us to retain more cash for use in our research and development programs.  Our approach is to keep equity compensation in line with the competitive market, yet reflective of the individual’s performance and long-term value to us.

When determining amounts of long-term incentive grants to our NEOs, the Committee compared (1) the value of the grant with the value of comparable grants in our Peer Groups; (2) the number of options granted by position in our Peer Groups; (3) the number of options granted by position as a percentage of total common shares outstanding, compared with the applicable percentages of comparable grants in our Peer Groups; and (4) the executive’s total stock ownership and unvested ownership position.  We believe these comparisons provide an important context for comparing the competitive level of our equity based compensation practices to those of other companies in our Peer Groups and ensure that we are not at a competitive disadvantage in terms of hiring or retaining key executive talent.

Our policy is to make annual awards of stock options and/or restricted stock, to our employees, including our NEOs, on the first business day of July.  The decision as to the number of shares to be awarded to each of our NEOs is made at the July meeting of the Committee on the grant date.  In addition, stock options and/or restricted stock are awarded to newly-hired NEOs, as described above.  We do not have a practice or policy of granting stock options or restricted stock in anticipation of the later disclosure of material non-public information or subsequent to such public disclosure, including our quarterly earnings releases.

In fiscal year 2006, Dr. Boyd and Dr. Kremer were each granted 10,000 restricted shares, as disclosed in the Grants of Plan-Based Awards Table of our Proxy Statement for our 2006 fiscal year.  The grants were performance-vested, with 5,000 of the shares to vest upon the acceptance of a New Drug Application for subcutaneous methylnaltrexone (the “NDA”) by the U.S. Food and Drug Administration (the “FDA”).  The additional 5,000 shares were to vest upon the approval of the NDA by the FDA.  The first 5,000 shares did not vest because the NDA was not filed by the April 1, 2007 deadline set forth in the restricted stock grants.  The second 5,000 shares also did not vest because the NDA was not approved by the April 1, 2008 deadline set forth in the restricted stock grants.

The NDA was accepted by the FDA on May 2007.  Based on their assessment of the performances of Dr. Boyd and Dr. Kremer in achieving that goal, the Committee approved a special bonus for the acceptance of the NDA of $110,000 in cash for both Dr. Boyd and Dr. Kremer.

Retirement, Welfare Benefits

We provide our NEOs with retirement and welfare benefits, consisting of matching contributions to their 401(k) retirement plans and payment of premiums on medical, dental and other welfare plans, all of which are available to our other full-time employees.  Our NEOs also receive reimbursement of premiums for enhanced life and disability insurance, totaling less than $10,000 per NEO.  No other perquisites are given to our NEOs.  This philosophy is consistent with our position as an emerging company with resources that are better utilized in our research, development and marketing efforts.  The total of retirement and welfare benefits for each NEO is presented in the Summary Compensation Table, below.

Employment Agreement

We have an employment agreement with only one NEO, our CEO, Dr. Paul Maddon.  We entered into a new employment agreement with Dr. Maddon effective July 1, 2007.  The new agreement supersedes the employment agreement we entered into with Dr. Maddon on December 31, 2003.

The new agreement has an initial term of one year and automatically renews each year unless one of the parties gives 90 days prior written notice.  The new agreement provides for Dr. Maddon to receive an annual salary of $600,000 for the initial term, which will increase at a rate of 3% per year, and a discretionary bonus in an amount to be determined by the Board.  The agreement provides for the terms of continued employment and the responsibilities of each party upon termination of employment.  Terms of the agreement are more fully outlined below under the heading “Potential Payments upon Termination or Change-in-Control.”

We believe Dr. Maddon’s employment agreement is an important motivational and retention tool because, in a time of Company growth and opportunity, and increased competition for executive talent, it provides our CEO with a measure of earnings security by providing income protection in the form of severance and continued benefits if he is terminated without cause or resigns for good reason, protection for his family if he becomes disabled or dies, and additional protections in connection with a change in control of the Company.

We believe providing severance protection to our CEO is an appropriate bridge to subsequent employment if he is terminated without cause, particularly because the opportunities are typically more limited and the job search lead time longer for positions appropriate to his level of skill and experience.  In addition, his employment agreement benefits us by enabling our CEO to remain focused on our business in uncertain times without the distraction of potential job loss.  It also allows our CEO to take positions and engage in strategic initiatives that he and the Board believe are in our best interest without fear of personal economic consequences if the initiative fails.

Tax and Accounting Considerations

The compensation paid to our Named Executives is generally subject to taxation at ordinary rates.  Although we endeavor to structure our compensation packages so that they are not subject to tax penalties (such as additional taxes arising under Section 409A of the Internal Revenue Code), our efforts in this regard have not materially affected the terms of our compensation arrangements.

Section 162(m) of the Internal Revenue Code limits our deduction of compensation paid to each of our NEOs to $1,000,000 unless the compensation is “performance-based” as defined in the Code.  Our 2005 Stock Incentive Plan allows the Committee to grant awards that will be exempt from the deduction limits of section 162(m) if the criteria for such exemption are met.  While the Committee considers the tax and accounting effect of the compensation programs, there may be times when the Committee accepts a less advantageous tax and accounting outcome in order to achieve other goals, such as motivating and retaining executives.

We design our stock incentive plans from which long-term incentive awards are granted to be in compliance with generally-accepted accounting principles in order to avoid additional non-cash compensation charges.

Equity Ownership by Executives

We do not currently have a formal stock ownership requirement for executives.  However, we encourage stock ownership by executives on a voluntary basis.  Each of our NEOs holds both vested and unvested stock options and unvested restricted stock as shown in our Outstanding Equity Awards at Fiscal Year End table.

Scientific Advisor Stock Option Grants

In prior years, we have issued stock options to certain of our scientific advisors.  Some of these stock options were granted with exercise prices equal to 50% of the average fair market value of our stock during the thirty trading days preceding the date of grant.  In fiscal year 2007, we cancelled 57,000 options granted in the period between January 3, 2005 and July 2, 2007 which were originally issued with a discounted exercise price (the “Original Options”).  These options were cancelled because the equity plan under which they were issued had been amended in a way that did not allow for the issuance of discounted stock options.

In exchange for the cancellation of the Original Options, we granted to the affected scientific advisors restricted stock (the “New Restricted Shares”) with a fair value equal to the Black-Scholes value of the Original Options as of the date they were cancelled.  We further issued to the affected scientific advisors additional restricted shares (the “Tax Shares”) equal to 40% of the New Restricted Shares. These Tax Shares were issued to account for the tax burden of the New Restricted Shares.  We also issued to the affected scientific advisors options (the “New Options”) with an exercise price equal to the fair market value of the Company’s common stock at the date of grant.  The New Options are for a number of shares equal to the difference between the number of shares exercisable under the Original Options cancelled and the number of New Restricted Shares issued.

The intent of these transactions was to have the equity grants comply with the plan under which the Original Options were granted.  The structure of the transactions were designed to provide to the affected scientific advisors value commensurate with the original intent of the grant as well as provide the members with the opportunity to participate in the appreciation on the same number of shares as the Original Options.

We will no longer issue discounted stock options to our scientific advisors.  Commencing in 2008, we will pay a cash retainer of $30,000 to Dr. Goff and Dr. Scheinberg and no stock incentives will be granted to them for their service as scientific advisors.

Summary Compensation Table

The table and footnotes below describe the total compensation paid for 2007 to our Chief Executive Officer, our Chief Financial Officer, and our three other NEOs.  As reflected in the Summary Compensation Table below and discussed above in the CD&A, we pay these executive officers a mix of cash and equity compensation.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Option Awards[2] ($)	All Other Compen- sation[3] ($)	Total ($)

Paul J. Maddon, M.D., Ph.D.	2007	600,000	491,312[4]	640,561	1,768,883	16,806	3,517,562
Chief Executive Officer	2006	565,000	401,577[4]	785,883	2,835,272	16,306	4,604,038

Robert A. McKinney, CPA	2007	270,000	110,000[5]	143,762	339,904	25,923	889,589
Chief Financial Officer	2006	250,000	100,000[5]	80,607	318,469	25,423	774,499
Senior Vice President,
Finance & Operations

Mark R. Baker, J.D.	2007	325,000	200,000[5]	88,185	632,094	20,500	1,265,779
Senior Vice President &	2006	300,000	200,000[5]	24,949	504,011	20,000	1,048,960
General Counsel

Thomas A. Boyd, Ph.D.	2007	270,000	220,000[5,6]	170,252	337,351	26,161	1,063,764
Senior Vice President,	2006	250,000	125,000[5]	165,817	476,864	25,516	1,043,197
Product Development

Alton B. Kremer, M.D., Ph.D.	2007	380,000	245,000[5,6]	129,012	363,675	26,472	1,144,159
Senior Vice President,	2006	340,000	125,000[5]	112,833	280,894	26,257	884,984
Clinical Research

Footnotes

(1)
The amounts shown in this column represent the amount of compensation accrued for each NEO during the fiscal year under FAS 123R.  The amounts do not represent the grant date fair value of equity compensation granted in fiscal year 2007.  The grant date fair value of the awards granted in 2007 is shown in the Grant of Plan Based Awards For Fiscal Year 2007 table, below.

(2)
The amounts shown in this column represent the amount of compensation accrued for each NEO during the fiscal year under FAS 123R.  The amounts do not represent the grant date fair value of equity compensation granted in fiscal year 2007.  The grant date fair value of the awards granted in 2007 is shown in the Grant of Plan Based Awards For Fiscal Year 2007 table and were determined using the Black Scholes option pricing model with assumptions disclosed in our Annual Report on Form 10K for the year ended December 31, 2007.

(3)
Includes the amount of matching contribution under our 401(k) Plan and reimbursement of premiums for enhanced life and disability insurance that we made to or on behalf of our named executive officers.

(4)
Dr. Maddon received no bonus for the 2007 fiscal year.  The amounts reflect compensation expense associated with the vesting of Dr. Maddon’s bonuses paid in 2005 and 2006.  Specifically, on February 20, 2007, the Compensation Committee approved an award for Dr. Maddon comprised of 15,597 shares of restricted common stock with a fair value at the time of grant of  $481,263, of which $368,007 was recognized as compensation expense in our financial statements during 2007.  The remainder of the award will be recognized as compensation expense in 2008 as the restrictions lapse.  Similarly, in March of 2006, the Committee approved an award of 18,080 shares with a fair value at the time of grant of $524,862, of which, $401,577 became vested in the 2006 fiscal year.  The remainder of the award became vested in the 2007 fiscal year and is reported in the 2007 bonus column (See the Grants of Plan-Based Awards for Fiscal Year 2006 table (contained in our Proxy Statement for the 2006 fiscal year) and the Grants of Plan-Based Awards for Fiscal Year 2007 table (below)).

(5)
Amount includes for each executive except Dr. Maddon (see footnote 4 above), a performance-based discretionary bonus approved by the Committee in the corresponding fiscal year (See our CD&A above for a detailed description of these bonuses). Because these awards are not part of a specific compensation plan, these are not shown in the Grant of Plan Based Awards For Fiscal Year 2007 table.

(6)
Includes $110,000 in cash paid in May 2007 to Dr. Boyd and Dr. Kremer upon acceptance by the FDA of the filing  of the Company’s NDA with the FDA (See our CD&A above under the heading “Long Term Incentives”).

Grants of Plan-Based Awards For Fiscal Year 2007

The following table sets forth information regarding grants of compensatory awards we paid to our named executive officers during the year ended December 31, 2007:

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards Target (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
Paul J. Maddon, M.D., Ph.D.	2/20/07		15,957[1]			481,263
	7/2/07		37,500[2]			825,375
	7/2/07	112,500[3]			22.01	1,963,800

Robert A. McKinney, CPA	7/2/07		13,333[2]			293,459
	7/2/07			10,000[4]	22.01	174,350

Mark R. Baker, J.D.	7/2/07		13,333[2]			293,459
	7/2/07			10,000[4]	22.01	174,350

Thomas A. Boyd, Ph.D.	7/2/07		9,333[2]			205,419
	7/2/07			7,000[4]	22.01	122,045

Alton B. Kremer, M.D., Ph.D.	7/2/07		13,333[2]			293,459
	7/2/07			10,000[4]	22.01	174,350

Footnotes

(1)	Restricted stock award vested 75% through 12/31/07 and the remaining 25% will vest on 6/20/08.

(2)	Restricted stock awards vest 25% per year, with vesting dates of 6/20/08, 6/20/09, 6/20/10 and 6/20/11.

(3)
The performance-based stock options vested at 40% through 12/31/07.  The remaining 60% of the options are subject to acceleration of vesting of a defined percentage of the award upon achievement of defined milestones.

(4)	Stock options vest 25% per year with vesting dates of 7/2/08, 7/2/09, 7/2/10 and 7/2/11.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding unvested stock and unexercised stock option awards held by our named executive officers as of December 31, 2007:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested[13] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Paul J. Maddon,	45,000		67,500[2]	22.01	7/2/2017
M.D., Ph.D.	225,000			12.00	12/22/2008
	112,500			15.06	7/1/2013
	112,500			15.06	7/1/2013
	75,000			12.29	7/1/2012
	0		33,000[3]	12.29	7/1/2012	96,491	1,743,592	–	–
	275,001			12.00	12/22/2008
	30,000		7,500[4]	16.85	7/1/2014
	28,125	9,375[1]		16.85	7/1/2014
	75,000			21.39	7/1/2015
	72,500		72,500[5]	24.26	7/3/2016

Robert A. McKinney,	6,250	6,250[6]		21.39	7/1/2015
CPA	25,000			13.75	4/16/2009
	25,000			13.63	6/28/2010
	25,000			17.19	1/7/2010
	25,000		–	12.29	7/1/2012	23,458	423,886	–	–
	25,000			15.06	7/1/2013
	12,500	12,500[7]		22.68	3/1/2015
	6,250	18,750[8]		24.26	7/3/2016
	0	10,000[9]		22.01	7/1/2017

Mark R. Baker, J.D.	20,000	30,000[10]		20.02	6/20/2015
	15,000	45,000[11]	–	27.71	2/21/2016	19,333	349,347	–	–
	6,250	18,750[8]		24.26	7/3/2016
	0	10,000[9]		22.01	7/2/2017

Thomas A. Boyd,	12,500	12,500[6]		21.39	7/1/2015
Ph.D.	4,375	13,125[8]		24.26	7/3/2016
	0	7,000[9]	–	22.01	7/2/2017	19,833	321,232	5,000	90,350
	6,250	18,750[11]		27.71	2/21/2016
	50,000			18.47	1/1/2012
	25,000			15.06	7/1/2013
	20,000			12.29	7/1/2012

Alton B. Kremer,	5,000	5,000[6]		21.39	7/1/2015
M.D., Ph.D.	0	10,000[9]		22.01	7/2/2017
	4,375	13,125[8]	–	24.26	7/3/2016	19,958	323,191	5,000	90,350
	6,250	18,750[11]		27.71	2/21/2016
	16,000	16,000[12]		13.57	9/28/2014

                Footnotes

(1)	Stock options vest 25% on each anniversary of the grant with the remaining vesting on of 6/30/08.

(2)
Performance stock options vested at 40% through 12/31/07.  The remaining 60% of the options are subject to acceleration of vesting of a defined percentage of the award upon achievement of defined milestones.  (See our CD&A above under the heading “Long-Term Incentives” for a discussion of the performance criteria).

(3)	Performance options cliff vest on 6/30/11, with acceleration of vesting of defined percentages of the award upon achievement of defined milestones.

(4)	Performance options vested 80% through 2007 due to the achievement of specified milestones. The remaining 20% will cliff vest on 6/1/14 unless accelerated upon achievement of defined milestones.

(5)	Performance options vested at 50% with the balance subject to acceleration of vesting of a defined percentage of the award upon achievement of defined milestones.

(6)	Stock options vested 50% through 12/31/07 with the remaining vesting on of 7/1/08 and 7/1/09.

(7)	Stock options vested 50% through 12/31/07 with the remaining vesting on of 3/1/08 and 3/1/09.

(8)	Stock options vested 25% through 12/31/07 with the remaining vesting on of 7/3/08, 7/3/09 and 7/3/10.

(9)	Stock options vested 25% through 12/31/07 with the remaining vesting on of 7/2/08, 7/2/09, 7/2/10 and 7/3/11.

(10)	Stock options vested 40% through 12/31/07 with the remaining vesting on of 6/20/08, 6/20/09 and 6/20/10.

(11)	Stock options vested 25% through 12/31/07 with the remaining vesting on of 2/21/08, 2/21/09 and 2/21/10.

(12)	Stock options vested 60% through 12/31/07 with the remaining vesting on of 9/28/08 and 9/28/09.

(13) Based on the closing price of our common stock on 12/31/07 of $18.07.

Option Exercises and Stock Vested in Fiscal Year 2007

The following table sets forth information regarding the exercise and vesting of stock and stock option awards held by our named executive officers during the year ended December 31, 2007:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Paul J. Maddon, M.D., Ph.D.	231,000	4,402,146	41,072	943,473
Robert A. McKinney, CPA	16,000	390,648	5,000	113,000
Mark R. Baker, J.D.	-	-	2,000	45,200
Thomas A. Boyd, Ph.D.	16,000	135,272	5,375	121,475
Alton B. Kremer, M.D., Ph.D.	-	-	2,500	56,500

Director Compensation in Fiscal Year 2007

The following table sets forth information regarding the aggregate compensation we paid to the members of our Board during the year ended December 31, 2007:

Name[1]	Fees Earned or Paid in Cash ($)	Option Awards[2] ($)	All Other Compensation[3] ($)	Total ($)
Kurt W. Briner	40,000	653,813	-	693,813
Paul F. Jacobson	42,500	653,813	-	696,313
Charles A. Baker	17,500	174,350	-	191,850
Mark F. Dalton	17,500	174,350	-	191,850
Stephen P. Goff, Ph.D.	15,000	174,350	30,000	219,350
David A. Scheinberg, M.D., Ph.D.	15,000	174,350	199,334	388,684
Nicole Williams	22,500	281,611	-	304,111

Footnotes

    (1)    Paul J. Maddon, M.D., Ph.D., our Chief Executive Officer and a Named Executive Officer, serves as a Director but does not receive any additional compensation for services provided as a director.  See Summary Compensation Table, above.

    (2)    At December 31, 2007, the aggregate number of stock options held by our non-employee directors was as follows:  Mr. Baker 82,500; Mr. Briner 192,500; Mr. Dalton 85,000; Dr. Goff
             117,500; Mr. Jacobson 142,500; Dr. Scheinberg 119,107; Ms. Williams 35,000.  The grant date fair value of stock options awarded to non-employee directors for service in 2007 was as follows:  Mr. Baker $174,350; Mr. Briner $ 653,813; Mr. Dalton $174,350; Dr. Goff $174,350; Mr. Jacobson $653,813; Dr. Scheinberg $174,350; Ms. Williams $281,611. See our
             Annual Report on Form 10-K for the year ended December 31, 2007 for assumptions used in the Black-Scholes option pricing model used to value the stock options granted to non-employee directors.

(3)    See narrative following this table for a discussion of Other Compensation for non-employee directors

Narrative for Director Compensation Table

Kurt W. Briner and Paul F. Jacobson each receive $40,000 annually as compensation for their services as Co-Chairmen of the Board.  In addition, Messrs. Briner and Jacobson and our other non-employee directors are entitled to payment for their services as follows:

•	$2,000 for each meeting of the Board attended in person, $1,000 for each in-person meeting attended by telephone and $500 for participation in each telephonic meeting;

•	for committee meetings held other than in conjunction with a meeting of the entire Board, $1,000 for attendance in person and $500 for telephonic participation;

•	for committee meetings held on the day after a meeting of the entire Board, $500 for participation;

•	for committee meetings held on the same day, no additional compensation is paid;

•	an annual retainer fee of $15,000, except for Messrs. Briner and Jacobson who are entitled to an annual retainer fee of $40,000 as described above; and

•	an option to purchase 10,000 fully-vested shares of our common stock granted annually on the first business day of July with an exercise price equal to the fair market value as of the date of grant.

In addition, the Audit Committee Chairperson Ms. Williams is entitled to an additional annual retainer fee of $10,000.  The Compensation Committee Chairman (Mr. Dalton) is entitled to an additional annual retainer fee of $2,500, and the Nominating and Corporate Governance Committee chairman (Mr. Baker) is entitled to an additional annual retainer fee of $2,500.

For their service on the Board in 2007, Messrs. Briner and Jacobson each received a grant of stock options to purchase 37,500 shares of our common stock with an exercise price of $22.01 per share on July 2, 2007; Our non-employee directors, with the exception of Messrs. Briner and Jacobson, each received a grant of 10,000 fully-vested stock options with an exercise price of $22.01 per share on July 2, 2007.

All stock option awards granted to directors for their service on the Board during 2007 were made under our 2005 Stock Incentive Plan, as described in our CD&A.  The exercise price of stock option awards is the closing price of our common stock on the date of grant.  Stock options expire ten years from the grant date.  Compensation to non-employee directors in the form of option awards for each year as stated in the Director Compensation Table is equal to the grant-date fair values of option awards that vested in the respective year.  Since all directors’ option awards vest on the date of grant, the amounts reported are equal to the grant-date fair value of each award.  The fair values were determined using the Black-Scholes option pricing model with assumptions as noted in our Annual Report on Form 10-K for the year ended December 31, 2007 and the closing stock prices on the dates of grant.  The fair value per share, so calculated, of stock options granted on July 2, 2007 was $17.44.

All Other Compensation for Dr. Goff and Dr. Scheinberg was comprised of cash or cash and stock options, respectively, for service as scientific advisors.  In 2007, Dr. Goff received $30,000 for such service.  Dr. Scheinberg received $28,000, three quarterly awards of 1,250 fully-vested stock options, which were granted with exercise prices equal to fifty percent (50%) of the average closing price for the thirty trading days preceding each grant date and 2,500 fully-vested stock options which were granted with an exercise price equal to onehundred oercent (100%) of the closing price on the date of grant.  The aggregate fair value of such option awards was $129,258, which was determined using the Black-Scholes option pricing model with assumptions as noted in our Annual Report on Form 10-K for the year ended December 31, 2007 and the closing stock prices on the dates of grant.

During 2007, some of Dr. Sheinberg’s options, granted for his participation as a scientific advisor, were exchanged, as described in our CD&A under the heading “Scientific Advisor Stock Option Grants” above.  The options and shares related to this transaction can be summarized as follows:

•	In-the-money Original Options cancelled: 10,000

•	New Restricted Shares: 4,643

•	Tax Shares issued related to tax obligation: 1,858

•	Fair market value New Options issued: 5,357

Potential Payments Upon Termination or Change-in-Control

In accordance with the terms of our employment agreement with Paul J. Maddon, M.D., Ph.D., our Chief Executive Officer, we will be required to provide compensation to Dr. Maddon in the event of termination of his employment or a Change-in-Control (defined below) of our company.  The following table describes the potential payments upon termination or Change-in-Control:

	Cash Severance				Equity		Benefits Continuation[6] ($)	Gross up of I.R.C. Golden Parachute Excise Tax Resulting from Change-in-Control ($)	Total ($)
	Base Salary		Bonus[7]		Value of Vested Equity ($)	Value of Accelerated Unvested Equity[5] ($)
Circumstances of Termination[1]:	Multiple	($)	Multiple	($)
Termination by us for cause or voluntary termination, normal retirement by named executive officer in the normal course of business	N/A	N/A	N/A	N/A	4,216,669	N/A	N/A	N/A	4,216,669
Death or disability of named executive officer in the normal course of business[2]	1.0	600,000	N/A	735,416	4,216,669	N/A	25,182	N/A	5,577,267
Termination by us without cause or by the named executive officer with good reason[3]	2.0	1,200,000	2.0	1,120,833	4,216,669	1,954,920	25,182	N/A	8,517,604
Termination by us without cause or by the named executive officer with good reason following a change in control[4]	3.0	1,800,000	3.0	1,506,250	4,216,669	1,954,920	37,773	N/A	9,515,612

Footnotes

(1)	Assumes that the triggering event occurred on December 31, 2007, on which date the closing price per share of our common stock was $18.07.

(2)
Dr. Maddon receives a pro-rated amount of bonus from the beginning of the year of termination to the date of termination.  In addition, he receives one times his base salary for the year of termination and average bonus (calculated using the average of the annual bonuses paid to him in the three years preceding the year of termination).  For purposes of this calculation, his bonus used to calculate pro-rated bonus is considered to be $350,000.

(3)
Dr. Maddon receives cash severance equal to twice his base salary for the year of termination and twice the average of the annual bonuses paid to him in the three years preceding the year of termination and, in addition, a pro−rated amount of bonus from the beginning of the year of termination to the date of termination.  For purposes of this calculation, base salary is $600,000, his bonuses for the three years preceding 2007 are $150,000, $525,000 and $481,250 and his bonus for 2007 is $0.  His target bonus for purposes of determining his pro-rated bonus is $350,000 (See our CD&A for a discussion of Dr. Maddon’s 2007 bonus).

(4)
Dr. Maddon receives cash severance equal to three times his base salary for the year of termination and three times the average of the annual bonuses paid to him in the three years preceding the year of termination and, in addition, a pro−rated amount of bonus from the beginning of the year of termination to the date of termination.  For purposes of this calculation, base salary is $600,000, his bonuses for the three years preceding 2007 are $150,000, $525,000 and $481,250 and his bonus for 2007 is $0.  His target bonus for purposes of determining his pro-rated bonus is $350,000 (See our CD&A for a discussion of Dr. Maddon’s 2007 bonus).

(5)
Assumes acceleration of vesting at December 31, 2007 of all unexercisable and unearned stock options, totaling 189,875 options, as set forth in the Outstanding Equity Awards at Fiscal Year-End table above and the sale of the resulting common stock on that date.  The proceeds to Dr. Maddon, before taxes, are $211,328, calculated as the product of (i) the difference between the closing price of our common stock on December 31, 2007 of $18.07 and the exercise price of each accelerated stock option and (ii) the respective number of options for which vesting was accelerated.  The amount presented above also assumes acceleration of vesting of all outstanding shares of restricted stock, totaling 96,491 shares, at December 31, 2007 and the sale of the stock on that date.  The proceeds to Dr. Maddon, before taxes, are $1,743,592, calculated as the product of the number of shares of restricted stock outstanding and the closing price of our common stock on December 31, 2007 of $18.07.

(6)	Dr. Maddon's health and welfare benefits will continue for 24 or 36 months. The benefits cost includes the employer cost of health, dental, disability and group life insurance.

(7)	The bonus column includes the bonus multiple calculated using the multiple shown plus a pro-rated bonus of $350,000 where any amount is shown.

Narrative for Potential Payments Upon Termination or Change-in-Control Table

Our new employment agreement with Dr. Maddon sets for the terms of his employment as CEO and obligates both parties to certain responsibilities upon termination of employment under certain circumstances, as follows:

–	Termination prior to a Change-in-Control (defined below).

•
If terminated by us for Cause (defined below) or if he resigns without Good Reason (defined below), Dr. Maddon will be entitled to a pro-rated salary through his termination date and his unvested equity compensation will be forfeited.

•
If terminated due to death or disability, Dr. Maddon or his estate will be paid Dr. Maddon’s salary and a pro-rated bonus until his termination date.  He or his estate will also be entitled to continued welfare benefits for a period of two years and a lump sum payment equal to the sum of his base salary and Average Bonus (defined as the average of the bonuses paid to him in the three years preceding the year of termination).  All time-based unvested equity will vest and all milestone-based unvested equity will vest if the milestones are achieved under the original vesting provisions.

•
If terminated without cause by us or if Dr. Maddon resigns for Good Reason, Dr. Maddon will be entitled to a pro-rated salary through his termination date.  In addition, we will pay him a lump sum equal to twice his base salary and Average Bonus, continue his welfare benefits for two years and all time-based and performance-based equity will vest immediately.

–	Termination within two year after or three months prior to a Change-in-Control of the Company.

•
If terminated by us for Cause or he resigns without Good Reason (defined below), Dr. Maddon will be entitled to a pro-rated salary through his termination date and his unvested equity compensation will be forfeited.

•
If terminated due to death or disability, Dr. Maddon or his estate will be paid Dr. Maddon’s salary and a pro-rated bonus until his termination date.  He or his estate will also be entitled to continued welfare benefits for a period of two years and a lump sum payment equal to the sum of his base salary and Average Bonus.  All time-based unvested equity will vest and all milestone-based unvested equity will vest if the milestones are achieved under the original vesting provisions.

•
If terminated without cause or if he resigns for Good Reason during the designated period before or after a Change-in-Control, Dr. Maddon will be entitled to three times his base salary and Average Bonus and continuation of welfare benefits for three years.  All of his time-based and performance-based equity will become immediately vested upon termination.  The Company will also pay Dr. Maddon a gross-up for any excise tax incurred under sections 280G or 4999 of the Internal Revenue Code.  The gross-up will not be paid if reducing his cash severance by 10% will result in no tax being incurred.

Below is a description of the assumptions and definitions related to the calculations in the above table.

Non-Compete, Non-Disclosure of Confidential Information and Non-Solicitation Agreements

Although Dr. Maddon’s employment agreement includes covenants not to compete with us, not to disclose our confidential information and not to solicit our employees or customers, either during the term of the agreement or for defined periods after the term of the agreement, none of those covenants affect payments or benefits due to Dr. Maddon upon termination or Change-in-Control, as described above.

Involuntary Without Cause Termination and Termination for Good Reason

Dr. Maddon will be entitled to certain benefits as described in the table above if his employment is terminated by us for reasons other than Cause or by Dr. Maddon for Good Reason.  A termination is for Cause if it is for any of the following reasons: (i) the continual failure to perform substantially his corporate duties or follow the reasonable instructions of the Board; (ii) conviction of a felony or a guilty or nolo contendere plea with respect thereto; (iii) habitual drunkenness or habitual use of illegal narcotics; (iv) excessive absenteeism not related to sick leave or vacations (but only after sixty (60) days prior written notice is received by Dr. Maddon from the Board) followed by a repetition of such excessive absenteeism; (v) continuous conflict of interest after Dr. Maddon receives notice in writing from the Board; (vi) material breach of any of our written policies that are material to the business or our reputation and applicable to our senior executives or any of the material provisions of his employment agreement; or (vii) engagement in illegal conduct that is directly and materially injurious to us.

A termination is for Good Reason if it is for any of the following reasons: (a) a material diminution during the term of the employment agreement in Dr. Maddon’s position, title, responsibilities, authority or reporting relationship from what is set forth in the employment agreement, (b) a material breach by us of our obligations under the employment agreement, or (c) a material adverse change to our insurance arrangement or indemnification agreement with Dr. Maddon.  However, an event will not constitute good reason if (i) Dr. Maddon does not notify us in writing that an event that would constitute good reason has occurred within ninety days after Dr. Maddon has knowledge of such an event, or (ii) if we remedy such event within thirty days after we receive written notification of the event.  If Dr. Maddon does not resign within twenty-four months after he has knowledge that an event constituting Good Reason has occurred and has not been remedied, any resignation based on such an event will be deemed not to be for Good Reason.

Payments upon a Termination in Connection with a Change-in-Control

Dr. Maddon will be entitled to certain benefits as described in the table above if Dr. Maddon’s employment is terminated by us for reasons other than Cause during the three month period before or the two year period after a Change-in-Control or by Dr. Maddon for Good Reason during the two year period after a Change-in-Control.  A Change-in-Control means any of the following: (i) a change in the composition of the Board such that during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director, as defined, cease for any reason to constitute at least a majority of the members thereof; (ii) the approval by our stockholders of a merger, consolidation, reorganization or similar corporate transaction, whether or not we are the surviving corporation in such transaction in which outstanding shares of our common stock are converted, as defined, or (iii) acquisition of our common stock by any entity, as defined, whose ownership represents 30% or more of the voting power of all of our capital stock outstanding or (iv) the approval by our stockholders of the sale or other disposition of all or substantially all of our assets or a complete liquidation or dissolution of the Company.

Tax Gross-up

Upon a Change-in-Control, as defined above, Dr. Maddon may be subject to certain excise taxes pursuant to Sections 280G and 4999 of the Internal Revenue Code.  We have agreed to reimburse Dr. Maddon for all such excise taxes that are imposed on him and any income and excise taxes that are payable by Dr. Maddon as a result of any reimbursements for Sections 280G and 4999 excise taxes.  As a result, the net amount retained by Dr. Maddon after deduction of any excise taxes and all other taxes on the gross-up payments will be equal to the net amount that he would have retained from the initial payments under his employment agreement.  However, if reducing the excess parachute payments to a level that would not trigger the excise tax would result in a net after-tax benefit to him of at least 90% of the unreduced benefit, then his excess parachute payments shall be reduced to such level.

The calculation of the 280G gross-up amount in the above table is based upon a 280G excise tax rate of 20%, a 35% federal income tax rate, a 1.45% medicare tax rate and a 6.85% state income tax rate.  For purposes of the 280G calculation it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to Dr. Maddon for executing a non-competition agreement.  The payment of the 280G tax gross-up will be payable to Dr. Maddon for any excise tax incurred regardless of whether Dr. Maddon’s employment is terminated.  However, the amount of the 280G tax gross-up will change based upon whether Dr. Maddon’s employment with us is terminated, because the amount of compensation subject to Section 280G will change.  For termination on December 31, 2007, as a result of a Change-in-Control, Dr. Maddon would not have triggered the excise tax.

Other Named Executive Officers

There are no agreements in place with any other NEO.  Therefore, the only amounts to which they would be legally entitled would be their vested equity compensation and amounts payable from their qualified retirement plan.  For this reason we have not provided tables for the other NEOs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 31, 2008, except as noted, regarding the beneficial ownership of the common stock by (i) each person or group known to us to be the beneficial owner of more than 5% of our common stock outstanding, (ii) each of our directors, (iii) each of our executive officers named below and (iv) all of our directors and executive officers as a group.

	Shares Beneficially Owned[2]
Name and Address of Beneficial Owner[1]	Number[23]	Percent
Entities affiliated with Tudor Investment Corporation[3] 1275 King Street Greenwich, CT 06831	2,342,388	7.8%

Paul Tudor Jones II4 1275 King Street Greenwich, CT 06831	2,888,513	9.7%

Delaware Management Holdings[5] One Commerce Square, 2005 Market Street Philadelphia, PA 19103	614,343	2.1%

Barclays Global Investors, NA.[6] 45 Fremont Street San Francisco, CA 94105	1,137,907	3.8%

Federated Investors, Inc.[7] Federated Investors Tower Pittsburgh, PA 15222	2,494,906	8.3%

Sectoral Asset Management Inc.[8] 2120-1000 Sherbrooke Street West Montreal, PQ H3A 3G4 Canada	3,442,906	11.5%

Wellington Management Company[9] 75 State Street Boston, MA 02109	3,701,781	12.4%

Paul J. Maddon, M.D., Ph.D.[10]	1,745,774	5.6%

Charles A. Baker[11]	103,981	*

Kurt W. Briner[12]	195,500	*

Mark F. Dalton[13]	2,514,888	8.4%

Stephen P. Goff, Ph.D.[14]	151,000	*

Paul F. Jacobson[15]	330,600	1.1%

David A. Scheinberg, M.D., Ph.D.[16]	157,789	*

Nicole S. Williams[17]	15,000	*

Robert A. McKinney, CPA[18]	189,821	*

Thomas A. Boyd, Ph.D.[19]	160,939	*

Alton B. Kremer, M.D., Ph.D.[20]	67,725	*

Mark R. Baker, J.D.[21]	81,270	*

All directors and executive officers as a group[22]	6,123,033	18.9%
_________________________

Footnotes

*           Less than one percent.

(1)	Unless otherwise specified, the address of each beneficial owner is c/o Progenics Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591.

(2)
Except as indicated and pursuant to applicable community property laws, each stockholder possesses sole voting and investment power with respect to the shares of common stock listed.  The number of shares of common stock beneficially owned includes the shares issuable pursuant to stock options to the extent indicated in the footnotes in this table.  Shares issuable upon exercise of these options are deemed outstanding for computing the percentage of beneficial ownership of the person holding the options but are not deemed outstanding for computing the percentage of beneficial ownership of any other person.

(3)
The number of shares owned by entities affiliated with Tudor Investment Corporation (TIC) consists of 1,820,068 shares held of record by The Tudor BVI Portfolio L.P., a limited partnership organized under the law of the Cayman Islands (Tudor BVI), 2,107,881 shares held of record by TIC, 193,126 shares held of record by Tudor Arbitrage Partners L.P. (TAP), 25,981 shares held of record by Tudor Proprietary Trading, L.L.C. (TPT), and 208,526 shares held of record by Tudor Global Trading LLC (TGT). In addition, because TIC provides investment advisory services to Tudor BVI, it may be deemed to beneficially own the shares held by such entity.  TIC disclaims beneficial ownership of such shares.  TGT is the general partner of TAP.  Tudor Group Holdings LLC (TGH) is the sole member of TGT and indirectly holds all of the membership interests of TPT.  TGH is also the sole limited partner of TAP.  TGH expressly disclaims beneficial ownership of the shares beneficially owned by each of such entities.  TGT disclaims beneficial ownership of shares held by TAP.  The number set forth does not include shares owned of record by Mr. Jones and Mr. Dalton.  See Notes (4) and (13).

(4)
Includes 2,888,513 shares beneficially owned by entities affiliated with TIC.  Mr. Jones is the Chairman and indirect principal equity owner of TIC, TPT and TGT, and the indirect principal equity owner of TAP.  Mr. Jones may be deemed to be the beneficial owner of shares beneficially owned, or deemed beneficially owned, by entities affiliated with TIC.  Mr. Jones disclaims beneficial ownership of such shares.  See Note (3).

(5)
Based on a Schedule 13G filed on February 7, 2008, the number of shares owned by Delaware Management Holdings and Delaware Management Business Trust consists of 614,343 shares held by Delaware Management Holdings and Delaware Management Business Trust, which share voting and dispositive powers.

(6)
Based on a Schedule 13G, filed on January 30, 2008, the number of shares owned by Barclays Global Investors, NA. and Barclays Global Fund Advisors is 1,137,907, which share voting and dispositive power.

(7)
Based on a Schedule 13G, filed February 12, 2008, Federated Investors, Inc. (the “Parent”) is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp.  All of the Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees and they have the collective voting control over the Parent.

(8)
Sectoral Asset Management Inc. in its capacity as an investment adviser has the sole right to vote or dispose of the 3,442,906 shares set forth in Schedule 13G filed on February 11, 2008.  Jerome G. Pfund and Michael L. Sjostrom are the sole shareholders of Sectoral Asset Management Inc.

(9)	Based on a Schedule 13G, filed on February 14, 2008, the number of shares owned by Wellington Management Company, LLP is 3,701,781 of shared dispositive power.

(10)
Includes 598,657 shares outstanding; 1,050,626 shares issuable upon exercise of options exercisable within 60 days of March 31, 2008 and 96,491 shares of restricted stock.  Also includes 1,000 shares held by Dr. Maddon’s spouse, the beneficial ownership of which Dr. Maddon disclaims.  Excludes 49,274 shares held by a trust, of which his spouse is the beneficiary; neither Dr. Maddon nor his spouse has investment control over such trust.

(11)	Includes 21,481 shares owned by the Baker Family Limited Partnership and 82,500 shares issuable upon exercise of options held by Mr. Baker and exercisable within 60 days of March 31, 2008.

(12)	Includes 3,000 shares outstanding and 192,500 shares issuable upon exercise of options held by Mr. Briner exercisable within 60 days of March 31, 2008.

(13)
Includes 71,000 shares held of record directly by Mr. Dalton, 85,000 shares issuable upon exercise of options held by Mr. Dalton exercisable within 60 days of March 31, 2008 and 16,500 shares held of record by DF Partners, a family partnership of which Mr. Dalton is the sole general partner.  The number set forth also includes 2,342,388 shares beneficially owned by entities affiliated with TIC.  Mr. Dalton is Vice Chairman and President and an equity owner of TIC and TGH.  Mr. Dalton is also the Vice Chairman and President and an indirect equity owner of TGT and TPT.  Mr. Dalton disclaims beneficial ownership of shares beneficially owned, or deemed beneficially owned, by entities affiliated with TIC and DF Partners, except to the extent of his pecuniary interest therein.  See Note (3).

(14)	Includes 33,500 shares outstanding and 117,500 shares issuable upon exercise of options held by Dr. Goff exercisable within 60 days of March 31, 2008.

(15)	Includes 188,100 shares outstanding and 142,500 shares issuable upon exercise of options held by Mr. Jacobson exercisable within 60 days of March 31, 2008.

(16)	Includes 39,681 shares outstanding and 111,607 shares issuable upon exercise of options held by Dr. Scheinberg exercisable within 60 days of March 31, 2008 and 6,501 shares of restricted stock.

(17)	Includes 15,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2008.

(18)
Includes 10,113 shares outstanding and 156,250 shares issuable upon exercise of options held by Mr. McKinney exercisable within 60 days of March 31, 2008.  Also includes 23,458 shares of restricted stock.

(19)	Includes 11,731 shares outstanding and 124,375 shares issuable upon exercise of options held by Dr. Boyd exercisable within 60 days of March 31, 2008. Also includes 24,833 shares of restricted stock.

(20)	Includes 4,892 shares outstanding and 37,875 shares issuable upon exercise of options held by Dr. Kremer exercisable within 60 days of March 31, 2008. Also includes 24,958 shares of restricted stock.

(21)	Includes 5,687 shares outstanding and 56,250 shares issuable upon exercise of options held by Mr. Baker exercisable within 60 days of March 31, 2008. Also includes 19,333 shares of restricted stock.

(22)
Includes 3,379,310 shares outstanding, 231,740 shares of restricted stock and 2,511,983 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2008 held by Directors and Named Executive Officers as set forth in the above table and by all other executive officers.

(23)	None of the shares held by beneficial owners and management are pledged as collateral.

CORPORATE GOVERNANCE

Board and Committee Meetings

During 2007, the Board had three standing committees: the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee.  The Board held 8 meetings, the Compensation Committee held 16 meetings, the Audit Committee held 7 meetings and the Nominating and Corporate Governance Committee held one meeting.  It is the policy of the Board to hold an executive session of independent directors at each Board meeting.  During 2007, each director attended 75% or more of the meetings of the Board and Board committees on which he or she served, except for Paul F. Jacobson who attended less than 75% of the Audit Committee and Nominating and Corporate Governance Committee meetings.  In June, 2007 Kurt W. Briner resigned from the Audit Committee.  Mr. Briner attended less than 75% of the Audit Committee Meetings during 2007 prior to his resignation.

Audit Committee

The Audit Committee reviews our annual financial statements prior to their submission to the Securities and Exchange Commission (“SEC”), consults with our independent auditors and examines and considers such other matters in relation to the audit of our financial statements and in relation to our financial affairs, including the selection and retention of our independent auditors.  A copy of our Audit Committee Charter is available on our website at: http://www.progenics.com/documents.cfm.

Nicole S. Williams, the Chairperson of the Audit Committee, is an “audit committee financial expert” as such term is defined in Item 404(d)(5) of Regulation S-K promulgated by the SEC.

Compensation Committee

The Compensation Committee makes recommendations concerning salaries and incentive compensation for our employees and consultants, establishes and approves salaries and incentive compensation for our executive officers and other senior employees, administers our stock option plans and otherwise seeks to ensure that our compensation philosophy is consistent with our best interests and is properly implemented.  Mark F. Dalton is the Chairman of the Compensation Committee.  A copy of our Compensation Committee Charter is available on our website at: http://www.progenics.com/documents.cfm.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and procedures that are intended to constitute and organize appropriately the Board to meet its fiduciary obligations to us and our stockholders on an ongoing basis.  Among its specific duties, the Nominating and Corporate Governance Committee makes recommendations to the Board about our corporate governance processes, assists in identifying and recruiting candidates for the Board, administers the Nominations Policy, considers nominations to the Board received from stockholders, makes recommendations to the Board regarding the membership and chairs of the Board’s committees, oversees the annual evaluation of the effectiveness of the organization of the Board and of each of its committees, periodically reviews the type and amount of Board compensation for non-employee directors and makes recommendations to the full Board regarding such compensation. The Nominating and Corporate Governance Committee also annually reports findings of fact to the Board that permit the Board to make affirmative determinations regarding each Board and committee member with respect to independence and expertise criteria established by the Nasdaq Marketplace and SEC rules and applicable law.  Charles A. Baker is the Chairman of the Nominating and Corporate Governance Committee.

Affirmative Determinations Regarding Director Independence and Other Matters

The Board has determined each of the following directors to be an “independent director” as such term is defined by Nasdaq Marketplace Rule 4200(a)(15).

Mark F. Dalton
Paul F. Jacobson
Charles A. Baker
Kurt W. Briner
Stephen P. Goff, Ph.D.
Nicole S. Williams

The Board has also determined that each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee meets the independence requirements applicable to those committees prescribed by the Nasdaq Marketplace rules, the SEC and the Internal Revenue Service.

With the assistance of our legal counsel, the Nominating and Corporate Governance Committee reviewed the applicable legal standards for Board member and Board committee independence and the criteria applied to determine “audit committee financial expert” status, as well as the answers to annual questionnaires completed by each of our directors.  On the basis of this review, the Nominating and Corporate Governance Committee delivered a report to the full Board and the Board made its independence and “audit committee financial expert” determinations based upon the Nominating and Corporate Governance Committee’s report and each member’s review of the information made available to the Nominating and Corporate Governance Committee.

Stockholder Communications with the Board; Board Attendance at the Annual Meeting of Stockholders

Stockholders may communicate with the Board by writing to the Board c/o the Corporate Secretary at our corporate headquarters.

It is our policy that the members of the Board attend annual meetings of our stockholders.  All of the members of our Board attended the 2007 Annual Meeting of Stockholders.

Code of Business Ethics and Conduct

We have a Code of Business Ethics and Conduct which is applicable to all of our directors, employees and consultants.  The Code meets the criteria for a “code of ethics” under the SEC rules and “code of conduct” under the Nasdaq Marketplace rules.  The Code is available on our website at: http://www.progenics.com/documents.cfm.

Our Director Nominations Process

The Charter for the Nominating and Corporate Governance Committee includes our Director Nominations Policy.  The purpose of the Nominations Policy is to describe the criteria for Board member candidates and the process by which candidates for possible inclusion in our recommended slate of director nominees are selected.  The Nominations Policy is administered by the Nominating and Corporate Governance Committee.  You may find the Nominating and Corporate Governance Committee’s Charter on our website at: http://www.progenics.com/documents.cfm.

Minimum Criteria for Board Members

Each Board candidate must possess at least the following specific minimum qualifications:

•	Each candidate shall be prepared to represent the best interests of all of our stockholders and not just one particular constituency.

•
Each candidate shall be an individual who has demonstrated integrity and ethics in his or her personal and professional life and has established a record of professional accomplishment in his or her chosen field.

•
No candidate, or family member (as defined in the Nasdaq Marketplace rules) or affiliate or associate (each as defined in Rule 405 under the Securities Act of 1933, as amended) of a candidate, shall have any material personal, financial or professional interest in any of our present or potential competitors.

•
Each candidate shall be prepared to participate fully in Board activities, including, if eligible, active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and any committee of which he or she is a member, and not have other personal or professional commitments that would, in the Nominating and Corporate Governance Committee’s sole judgment, interfere with or limit his or her ability to do so.

Desirable Qualities and Skills

In addition, the Nominating and Corporate Governance Committee also considers it desirable that candidates possess the following qualities or skills:

•
Each candidate should contribute to the Board’s overall diversity — diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, as well as other differentiating characteristics.

•	Each candidate should contribute positively to the collaborative culture among Board members.

•
Each candidate should possess professional and personal experiences and expertise relevant to our goal of being a leading biopharmaceutical company.  At this stage of our development, relevant experiences might include, among other things, large biotechnology or pharmaceutical company CEO or senior management experience, senior-level management experience in medical research or clinical development activities in the fields of oncology, virology, immunology or molecular biology within a public company or large university setting, and relevant senior-level expertise in one or more of the following areas: finance, accounting, sales and marketing, organizational development and public relations.

Internal Process for Identifying Candidates

The Nominating and Corporate Governance Committee has two primary methods for identifying candidates (other than those proposed by our stockholders, as discussed below).  First, on a periodic basis, the Nominating and Corporate Governance Committee may solicit suggestions for possible candidates from a number of sources, which may include members of the Board, our senior-level executives, individuals personally known to the members of the Board, and independent research by either members of the Board or our senior level executives.

Second, the Nominating and Corporate Governance Committee may use its authority under its Charter to retain, at our expense, one or more search firms to identify candidates (and to approve such firms’ fees and other retention terms).  If the Nominating and Corporate Governance Committee retains a search firm, it may be asked to identify possible candidates who meet the minimum and desired qualifications expressed in the Nominations Policy, to interview and screen such candidates (including conducting appropriate background and reference checks), to act as a liaison among the Board, the Nominating and Corporate Governance Committee and each candidate during the screening and evaluation process and thereafter to be available for consultation as needed by the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will also consider properly submitted stockholder nominations for candidates for membership on the Board as described below under “Nomination of Directors by Stockholders.”

Nomination of Directors by Stockholders

Any of our stockholders may recommend one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the procedures and requirements set forth below.

In order for the director nomination to be timely, a stockholder’s notice to our Corporate Secretary must be delivered to our principal executive offices not less than 120 days prior to the anniversary of the date of the proxy statement released to stockholders in connection with the previous year’s annual meeting.  In the event that we set an annual meeting date that is not within 30 days before or after the date of the immediately preceding annual stockholders meeting, notice by the stockholder must be received no later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

Any candidate proposed by a stockholder must be independent of the stockholder providing the nomination in all respects as determined by the Nominating and Corporate Governance Committee or by applicable law.  Any candidate submitted by a stockholder must also meet the definition of an “independent director” under the Nasdaq Marketplace rules and must meet the “Minimum Criteria for Board Members” set forth above.

Evaluation of Candidates

The Nominating and Corporate Governance Committee will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria.

If, based on the Nominating and Corporate Governance Committee’s initial evaluation, a candidate continues to be of interest to the Nominating and Corporate Governance Committee, the Chairman of the Nominating and Corporate Governance Committee will interview the candidate and communicate the Chairman’s evaluation to the other Nominating and Corporate Governance Committee members, the Co-Chairmen of the Board and the CEO.  Later reviews will be conducted by other members of the Nominating and Corporate Governance Committee and senior management.  Ultimately, background and reference checks will be conducted and the Nominating and Corporate Governance Committee will meet to finalize its list of recommended candidates for the Board’s consideration.

Timing of the Identification and Evaluation Process

Our fiscal year ends each year on December 31.  The Nominating and Corporate Governance Committee expects generally to meet one or more times prior to March 31 of each year to consider, among other things, candidates to be recommended to the Board for inclusion in our recommended slate of director nominees for the next annual meeting and our proxy statement.  The Board usually meets each March and at that meeting will vote on, among other things, the slate of director nominees to be submitted to and recommended for election by stockholders at the annual meeting, which is typically held in May or June.

All candidates (whether identified internally or by a nomination received from a stockholder) who, after evaluation, are then recommended by the Nominating and Corporate Governance Committee and approved by the Board, will be included in our recommended slate of director nominees in our Proxy Statement.

Future Revisions to the Nominations Policy

The Nominations Policy is intended to provide a flexible set of guidelines for the effective functioning of our director nominations process.  The Nominating and Corporate Governance Committee intends to review the Nominations Policy at least annually and anticipates that modifications may be necessary or desirable from time to time as our needs and circumstances evolve, and as applicable legal or listing standards change.  The Nominating and Corporate Governance Committee may amend the Nominations Policy at any time, in which case the most current version will be available on our web site at:  http://www.progenics.com/documents.cfm.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company’s Board of Directors (collectively, the “Committee”) has submitted the following report for inclusion in this Proxy Statement:

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management.  Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

The foregoing report is provided by the following directors, who constitute the Committee:

                    By the Compensation Committee of the Board of Directors

                    Mark F. Dalton, Chairman
                    Charles A. Baker
                    Paul F. Jacobson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised entirely of independent directors.

AUDIT COMMITTEE REPORT

During 2007, the Audit Committee of the Board  (the “Audit Committee”) consisted of three non-employee directors: Nicole S. Williams, as Chairperson, Paul F. Jacobson and Charles A. Baker.  The Board and the Audit Committee believe that the Audit Committee’s current member composition satisfies the Nasdaq Marketplace rule that governs audit committee composition, including the requirements that Audit Committee members satisfy the criteria for Audit Committee membership as stated in the Sarbanes-Oxley Act of 2002 and the rules promulgated by the SEC hereunder.  The Audit Committee operates under a written Charter adopted by the Audit Committee and approved by the Board as a whole.

As set forth in its charter, the Audit Committee’s role is one of oversight.  Our management is responsible for preparing our financial statements and the independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

The Audit Committee’s primary function is to assist the Board in monitoring and overseeing the integrity of our financial statements, systems of internal control and the audit process.  Additionally, the Audit Committee selects, subject to stockholder ratification, the independent registered public accounting firm for the Company.  In this context the Audit Committee has met and has reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements as of and for the year ended December 31, 2007.  The Audit Committee has also discussed with members of the independent registered public accounting firm each of the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and the Committee has discussed with the independent registered public accounting firm its independence.  When considering the independence of the independent registered public accounting firm, the Audit Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s financial statements was compatible with maintaining their independence and discussed with them any relationships that may impact their objectivity and independence.  The Audit Committee also reviewed, among other things, the amount of fees paid to the independent registered public accounting firm for audit and non-audit services in 2007.  Information about the independent registered public accounting firm’s fees for 2007 is listed above in this proxy statement under “Fees Billed for Services Rendered by Independent Registered Public Accounting Firm.”  Based on these discussions and considerations, the Audit Committee is satisfied as to the independent registered public accounting firm’s independence.

The members of the Audit Committee are not professional accountants or auditors and, in performing their oversight role, rely without independent verification on the information and representations provided to them by management and the independent registered public accounting firm.  Accordingly, the Audit Committee’s oversight does not provide an independent basis to certify that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that the independent registered public accounting firm is in fact “independent.”

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company Annual Report on Form 10-K for the year ended December 31, 2007.  The Audit Committee has also determined, subject to stockholder approval, to retain PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2008.

                    By the Audit Committee of the Board of Directors

                    Nicole S. Williams, Chairperson
                    Paul F. Jacobson
                    Charles A. Baker

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into indemnification agreements with each of our directors and executive officers.  These agreements require us to indemnify such individuals to the fullest extent permitted by Delaware law for certain liabilities to which they may become subject as a result of their affiliation with us.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING AND COMPLIANCE

Based solely on a review of the reports under Section 16(a) of the Exchange Act and representations furnished to us with respect to the last fiscal year, we believe that each of the persons required to file such reports is in compliance with all applicable filing requirements, except for the following: Dr. Kremer and Dr. Boyd each filed one late Form 4 relating to one transaction.  We are continuing to monitor the effectiveness of our policies and procedures which are designed to ensure compliance with Section 16 reporting requirements.

SALES OF STOCK BY INSIDERS

We have established stock sale guidelines governing the way in which shares of our common stock may be sold by persons who may be considered insiders (directors, executive officers and certain key employees who we may designate from time to time).  From time to time, such insiders will engage in sales of our common stock in accordance with these guidelines.  These sales may be accomplished pursuant to SEC Rule 144 or pursuant to pre-arranged stock trading plans adopted in accordance with Rule 10b5-1 of the Exchange Act.

Rule 10b5-1 allows persons who may be considered insiders to establish written pre-arranged stock trading plans when they do not have material, non-public information.  The plans establish predetermined trading parameters that do not permit the person adopting the plan to exercise any subsequent influence over how, when or whether to effect trades.  Implementation of these plans seeks to avoid concerns about executing stock transactions when insiders may subsequently be in possession of material, non-public information.  Pre-arranged stock trading plans adopted in accordance with Rule 10b5-1 also permit our insiders to gradually diversify their investment portfolios and may minimize the market impact of stock trades by spreading them over an extended period of time.

In accordance with Rule 10b5-1, officers and directors of public companies may adopt plans for purchasing or selling securities in which the amount, price and date of the transactions are specified.  These plans may only be entered into when the officer or director is not in possession of material, nonpublic information.

FORM 10-K

Stockholders may obtain without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 by directing written requests to Investor Relations, Progenics Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591.

STOCKHOLDER PROPOSALS

The proxy rules adopted by the SEC provide that certain stockholder proposals must be included in the proxy statement for our Annual Meeting.  For a proposal to be considered for inclusion in next year’s proxy statement, it must be submitted in writing to our Corporate Secretary no later than December 19, 2007.  If we receive notice after March 4, 2008 of a stockholder’s intent to present a proposal at our 2009 Annual Meeting, we will have the right to exercise discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in our proxy materials.

HOUSEHOLDING

We have adopted the process called “householding” for mailing the Notice and/or the annual report and proxy statement in order to reduce printing costs and postage fees.  Householding means that stockholders who share the same last name and address will receive only one copy of the Notice and/or the annual report and proxy statement, unless we receive contrary instructions from any stockholder at that address.

We will deliver upon written or oral request a separate copy of the Notice and/or the annual report and proxy statement to any stockholder at a shared address to which a single copy of these materials were delivered.  If you are a stockholder of record, you may contact us by writing c/o the Corporate Secretary at our corporate headquarters.

If you are a beneficial owner, you can request additional copies of the Notice and/or the proxy statement and annual report or you can request householding by notifying your broker, bank or nominee.

OTHER BUSINESS

The Board knows of no other business to be acted upon at the meeting.  However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters as recommended by the Board.

The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote.  Therefore, whether or not you expect to attend the meeting, please follow the instructions on the Notice and submit your proxy.

                    By order of the Board of Directors

                    ROBERT A. McKINNEY
                    Chief Financial Officer,
                    Senior Vice President,
                    Finance & Operations and Treasurer

Tarrytown, New York
April 21, 2008

777 OLD SAW MILL RIVER ROAD
TARRYTOWN, NY 10591

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                                                         on June 1, 2008.  Have your proxy card in hand when you call and then follow the instructions.
                                                         VOTE BY MAIL
                                                         Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to Progenics Pharmaceuticals, Inc., c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way,
                                                         Edgewood, NY 11717
                                                         VOTE IN PERSON
                                                         Attend the Annual Shareholders Meeting at 10:00 A.M. Eastern Time on Monday, June 2, 2008
                                                         Landmark at Eastview
                                                         Rockland Room
                                                         777 Old Saw Mill River Road
                                                         Tarrytown, NY 10591
                                                         ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
                                                         If you would like to reduce the costs incurred by Progenics Pharmaceuticals, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                                PROGN1                                                  KEEP THIS PORTION FOR YOUR RECORDS
                                                                                        DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PROGENICS PHARMACEUTICALS, INC.

Vote On Directors

1. ELECTION OF DIRECTORS:
NOMINEES:
01) Kurt W. Briner
02) Paul F. Jacobson	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the nominee’s number on the line below.
03) Charles A. Baker
04) Mark F. Dalton
05) Stephen P. Goff, Ph.D.
06) Paul J. Maddon, M.D., Ph.D.
07) David A. Scheinberg, M.D., Ph.D.
08) Nicole S. Williams

Vote On Proposals

   2.                          Approval of amendments to the Company’s 1998 Employee Stock Purchase Plan and 1998 Non-Qualified Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder to 2,400,000 and 600,000, respectively.

			For ☐	Against ☐	Abstain ☐
3. Ratification of the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.			☐	☐	☐
4. Authority to vote in their discretion on such other business as may properly come before the meeting.			☐	☐	☐

   NOTE:                            Please sign exactly as your name or names appear (s) on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

For address change and/or comments, please check this box and write them on the back where indicated		☐

Please indicate whether you plan to attend this meeting	☐ Yes	☐ No

Signature (PLEASE SIGN WITHIN BOX) Date	Signature (Joint Owners)				Date

PROGENICS PHARMACEUTICALS, INC.

777 OLD SAW MILL RIVER ROAD
TARRYTOWN, NEW YORK 10591

ANNUAL MEETING OF STOCKHOLDERS-JUNE 2, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The person signing this proxy hereby appoints Paul J. Maddon, M.D., Ph.D., Robert A. McKinney and Mark R. Baker, and each of them, as Proxies each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of common stock of Progenics Pharmaceuticals, Inc. held of record by the undersigned on April 4, 2008 at the Annual Meeting of Stockholders to be held on June 2, 2008 or any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the stockholder signing this proxy.  If no direction is made, this proxy will be voted for each of the proposals named on the reverse side.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)